                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
             TOTAL UNITS OF LIMITED PARTNERSHIP INTERESTS OFFERED:


     1,829,177.065 UNITS OF MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P. 1,615,947.362 UNITS OF MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
     1,440,411.328 UNITS OF MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
--------------------------------------------------------------------------------
                                   SUPPLEMENT
                                 TO PROSPECTUS
                             DATED NOVEMBER 6, 1998


YOU SHOULD READ THIS SUPPLEMENT TOGETHER WITH THE PROSPECTUS DATED NOVEMBER 6, 1998. ALL CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED IN THIS SUPPLEMENT HAVE THE SAME MEANINGS AS USED IN THE PROSPECTUS. ALL PAGE AND SECTION REFERENCES IN THIS SUPPLEMENT RELATE TO THE PROSPECTUS, EXCEPT REFERENCES TO PAGES PRECEDED BY "S-," WHICH RELATE TO THIS SUPPLEMENT.

                                 PURCHASE PRICE


You may purchase Units as of the last day of each month. The price you pay will equal 100% of the Net Asset Value per Unit on the date of purchase. Following are the offering prices per Unit for each Partnership at June 30, 1999:


          Charter Graham..................................................   $  9.62
          Charter Millburn................................................   $ 10.60
          Charter Welton..................................................   $  9.21

                                   THE RISKS

THESE ARE SPECULATIVE SECURITIES. YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT IN THE PARTNERSHIPS. READ THE PROSPECTUS AND THIS SUPPLEMENT BEFORE YOU DECIDE TO INVEST. SEE "RISK FACTORS" BEGINNING ON PAGE 15 OF THE PROSPECTUS.

   x The performance of each Partnership has been volatile and the Net Asset Value per Unit for each Partnership may fluctuate significantly.

   x There is no secondary market for Units and you may not redeem your Units until you have been an investor for at least six months.

   x If you redeem any of your Units within twenty-four months after they are purchased, you may have to pay a redemption charge.

   x In order for each Partnership to cover its expenses, each Partnership must earn annual net Trading Profits (after taking into account estimated interest income, based on current rates of 4.70%) of the following percentages of average annual Net Assets:

                                                  WITHOUT A             WITH A 2%
                                                 REDEMPTION CHARGE     REDEMPTION CHARGE
                                                 -----------------     -----------------
          Charter Graham.....................          4.50%                 6.54%
          Charter Millburn...................          4.50%                 6.54%
          Charter Welton.....................          4.50%                 6.54%

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN ANY ONE OF THESE POOLS NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
--------------------------------------------------------------------------------

                           MORGAN STANLEY DEAN WITTER


                           DEAN WITTER REYNOLDS INC.
                THE DATE OF THIS SUPPLEMENT IS AUGUST 13, 1999.

                                TABLE OF CONTENTS

                                                                            PAGE

Summary....................................................................      S-1

Description of Charges.....................................................      S-2

The Charter Series.........................................................      S-3

Selected Financial Data....................................................      S-6

Capitalization.............................................................      S-6

Management's Discussion and Analysis of Financial Condition and Results of
        Operations.........................................................      S-7

Quantitative and Qualitative Disclosures About Market Risk.................      S-9

The General Partner........................................................     S-15

The Trading Advisors.......................................................     S-19

Certain Litigation.........................................................     S-37

Potential Advantages.......................................................     S-37

Experts....................................................................     S-51

Independent Auditors' Report to the Limited Partners and the General
        Partner............................................................     S-52

          Statements of Financial Condition................................     S-53

          Notes to Financial Statements for Morgan Stanley Dean Witter
    Charter Series.........................................................     S-64

Independent Auditors' Report to the Board of Directors of Demeter
        Management Corporation.............................................     S-68

          Statements of Financial Condition for Demeter Management
    Corporation............................................................     S-69

          Notes to Statements of Financial Condition for Demeter Management
    Corporation............................................................     S-70

YOU SHOULD REVIEW THE FOLLOWING INFORMATION WITH THE PROSPECTUS BECAUSE THE INFORMATION CONTAINED IN THIS SUPPLEMENT UPDATES AND REPLACES PORTIONS OF THE PROSPECTUS.

                                    SUMMARY


                    THE FOLLOWING INFORMATION UPDATES AND REPLACES THE SUMMARY OF CERTAIN STATISTICAL INFORMATION AS OF JUNE 30, 1999 FOR EACH PARTNERSHIP UNDER "SUMMARY OF THE PROSPECTUS--THE MORGAN STANLEY DEAN WITTER CHARTER SERIES" ON PAGES 2-4.


MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.

Performance Information:                         Break-Even Information:
          Inception to date return                         Percentage of estimated
          (since 3/1/99)               (3.80)%           annual net trading profits
                                                         (after interest income)
                                                         needed to cover expenses         4.50%
Net Assets Allocated to:
          GCM's Global Diversified Program100%             Percentage of estimated
                                                         annual net trading profits
                                                         (after interest income)
                                                         needed to cover expenses
                                                         and the 2% redemption
                                                         charge if Units are
                                                         redeemed within twelve
                                                         months after they are
                                                         purchased                        6.54%

MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

Performance Information:                         Break-Even Information:
          Inception to date return                         Percentage of estimated
          (since 3/1/99)                 6.00%           annual net trading profits
                                                         (after interest income)
                                                         needed to cover expenses         4.50%
Net Assets Allocated to:
          MRC's Diversified Portfolio     100%             Percentage of estimated
                                                         annual net trading profits
                                                         (after interest income)
                                                         needed to cover expenses
                                                         and the 2% redemption
                                                         charge if Units are
                                                         redeemed within twelve
                                                         months after they are
                                                         purchased                        6.54%

MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

Performance Information:                         Break-Even Information:
          Inception to date return                         Percentage of estimated
          (since 3/1/99)               (7.90)%           annual net trading profits
                                                         (after interest income)
                                                         needed to cover expenses         4.50%
Net Assets Allocated to:
          WIC's Diversified Portfolio     100%             Percentage of estimated
                                                         annual net trading profits
                                                         (after interest income)
                                                         needed to cover expenses
                                                         and the 2% redemption
                                                         charge if Units are
                                                         redeemed within twelve
                                                         months after they are
                                                         purchased                        6.54%

                             DESCRIPTION OF CHARGES

                    THE FOLLOWING INFORMATION UPDATES AND REPLACES THE BREAK EVEN TABLE UNDER "DESCRIPTION OF CHARGES--BREAK EVEN ANALYSIS" ON PAGES 31-32.

                    In order for you to break even and pay the 2% redemption charge during the first year on an initial investment of $20,000 in a Partnership, the Partnership must earn net Trading Profits (after taking into account estimated interest income, based on current rates of 4.70%) of $1,308, or 6.54%.

                                                                          $20,000
                                                                          INVESTMENT
                                                                          ----------
                                                                             $
          Management Fee(1)..........................................          400
          Brokerage Fee(2)...........................................        1,400
          Less: Interest Income(3)...................................         (900)
          Redemption Fee(4)..........................................          408
          Incentive Fee(5)...........................................           --
          Amount of Trading Income Required for a Limited Partner to
                  Recoup its Investment at the End of One Year.......        1,308
          Percentage of Selling Price per Unit.......................        6.54%

--------------------------------------------------------------------------------

Notes

(1) The monthly management fee payable to each Trading Advisor is equal to 1/12 of 2% (a 2% annual rate) of Net Assets on the first day of each month.

(2) The monthly flat-rate brokerage fee payable to DWR is 1/12 of 7.0% (a 7.0% annual rate) of Net Assets as of the first day of the month. This fee covers all brokerage fees and transaction fees and costs (including "give up" and transfer fees).

(3) DWR credits each Partnership at month-end with interest income at the rate earned by DWR on its U.S. Treasury bill investments with customer segregated funds as if 100% of each Partnership's average daily funds (including cash and securities) held in such Partnership's account with DWR during the month were invested in U.S. Treasury bills at such rate. In addition, DWR will credit each Partnership with 100% of the interest income DWR receives from CFI with respect to such Partnership's assets deposited as margin with CFI. For purposes of the break-even calculation, it was estimated that approximately 80% of each Partnership's average daily funds maintained in trading accounts will be on deposit with DWR and earn interest income at a rate of approximately 4.70%, and that approximately 20% of each Partnership's average daily funds maintained in trading accounts will be on deposit with CFI and generate interest income at a rate of approximately 3.70%. An interest rate of 4.70% was derived by using an average of the blended rate for the five most recent weekly auction rates for three-month U.S. Treasury bills and adjusting for the historical rate that DWR earned in excess of such amount.

(4) Units redeemed at the end of one year from the date of purchase are subject to a 2% redemption charge.

(5) Incentive fees are assumed to be zero because (i) interest income is greater than the redemption fee and (ii) each Trading Advisor's trading profits are assumed to equal expenses.

                    THE FOLLOWING SUPPLEMENTS THE PROSPECTUS BY PROVIDING INFORMATION CONCERNING THE PERFORMANCE OF EACH PARTNERSHIP SINCE EACH COMMENCED TRADING ON MARCH 1, 1999.

                               THE CHARTER SERIES

                    Charter Graham, Charter Millburn, and Charter Welton were each formed as limited partnerships in the State of Delaware on July 15, 1998 and each commenced trading operations on March 1, 1999.

                    Each Partnership's Net Asset Value per Unit is calculated independently of the other Partnerships. Each Partnership's performance depends solely on the performance of its Trading Advisor.

                    The Partnerships are continuously offering Units for sale at Monthly Closings held as of the last day of each month. The purchase price per Unit is equal to 100% of the Net Asset Value of a Unit as of the date of the Monthly Closing at which the General Partner accepts a subscriber's subscription.


                    The following is a summary of certain information relating to the sale of Units in each Partnership from its commencement of operations through June 30, 1999:


                                             CHARTER            CHARTER            CHARTER
                                              GRAHAM            MILLBURN            WELTON
                                          --------------     --------------     --------------
Units Sold.............................    1,170,822.935      1,384,052.638      1,559,588.672
Units Unsold...........................    1,829,177.065      1,615,947.362      1,440,411.328
Proceeds Received......................   $   11,219,811     $   14,041,545     $   14,770,256
General Partner Contributions..........   $      140,000     $      165,000     $      170,000
Number of Limited Partners.............              762                854                857

PERFORMANCE RECORDS


                    Tables I through III below contain a summary of performance information for each Partnership from its commencement of trading through June 30, 1999. All performance information has been calculated on an accrual basis in accordance with generally accepted accounting principles. The footnotes on page S-5 are an integral part of the following tables.


                    You are cautioned that the information set forth in each capsule performance summary is not indicative of, and has no bearing on, any trading results which may be attained by the Parnerships in the future. Past results are not a guarantee of future results. We cannot assure you that a Partnership will make any profits or will be able to avoid incurring substantial losses. You should also note that interest income may constitute a significant portion of a commodity pool's total income and, in certain instances, may generate profits where there have been realized or unrealized losses from futures interest trading.

                                                                         TABLE I
                         PERFORMANCE OF CHARTER GRAHAM

Type of Pool: Publicly-Offered Pool
Inception of Trading: March 1999

Aggregate Subscriptions: $11,359,811


Current Capitalization: $11,402,054


Current Net Asset Value per Unit: $9.62

Worst Monthly % Drawdown (Month/Year): (8.00)% (March 1999)

Worst Month-End Peak-to-Valley Drawdown: (9.80)% (3 months, March 1999-June
1999)


Cumulative Return Since Inception: (3.80)%

                                                                      MONTHLY
                                                                      RATE OF
                                                                      RETURN
                                    MONTH                             1999
               ------------------------------------------------     -----------
                                                                        %
               March...........................................         (8.00)
               April...........................................          4.24
               May.............................................         (5.94)
               June............................................          6.65
               Compound Period Rate of Return..................         (3.80)

                                                                    (4 Months)

                                                                        TABLE II
                        PERFORMANCE OF CHARTER MILLBURN

Type of Pool: Publicly-Offered Pool
Inception of Trading: March 1999

Aggregate Subscriptions: $14,206,545


Current Capitalization: $14,844,702


Current Net Asset Value per Unit: $10.60

Worst Monthly % Drawdown (Month/Year): (3.54)% (May 1999)
Worst Month-End Peak-to-Valley Drawdown: (3.54)% (1 month, May 1999)

Cumulative Return Since Inception: 6.00%

                                                                      MONTHLY
                                                                      RATE OF
                                                                      RETURN
                                    MONTH                             1999
               ------------------------------------------------     -----------
                                                                        %
               March...........................................         (0.50)
               April...........................................          5.03
               May.............................................         (3.54)
               June............................................          5.16
               Compound Period Rate of Return..................          6.00

                                                                    (4 Months)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       TABLE III
                         PERFORMANCE OF CHARTER WELTON

Type of Pool: Publicly-Offered Pool
Inception of Trading: March 1999

Aggregate Subscriptions: $14,940,256


Current Capitalization: $14,534,027


Current Net Asset Value per Unit: $9.21

Worst Monthly % Drawdown (Month/Year): (7.70)% (March 1999)

Worst Month-End Peak-to-Valley Drawdown: (10.60)% (3 months, March 1999-June
1999)


Cumulative Return Since Inception: (7.90)%

                                                                      MONTHLY
                                                                      RATE OF
                                                                      RETURN
                                    MONTH                             1999
               ------------------------------------------------     -----------
                                                                        %
               March...........................................         (7.70)
               April...........................................          0.33
               May.............................................         (3.46)
               June............................................          3.02
               Compound Period Rate of Return..................         (7.90)

                                                                    (4 Months)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                       FOOTNOTES TO TABLES I, II, AND III

                    "Drawdown" means decline in Net Asset Value per Unit. "Worst Month-End Peak-to-Valley Drawdown" is equivalent to the "drawdown" experienced by a Partnership and represents the greatest percentage decline from any month-end Net Asset Value per Unit which occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. In dollar terms, for example, if the Net Asset Value per Unit of a Partnership declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value of a Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level. Such "drawdowns" are measured on the basis of month-end Net Asset Values only, and do not reflect intra-month figures.

                    "Monthly Rate of Return" is the percentage change in Net Asset Value per Unit from one month to another.

                    "Compound Period Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return.

                            SELECTED FINANCIAL DATA


                    Following is the results of operations for each Partnership for the period from March 1, 1999 (commencement of operations) to March 31, 1999. For the complete financial statements for all the Partnerships, see pages S-52 through S-67. For performance information with respect to each Partnership, see "The Charter Series--Performance Records" above.

                                                 CHARTER                  CHARTER                  CHARTER
                                                 GRAHAM                  MILLBURN                  WELTON
                                             -------------------      -------------------      -------------------
                                                    $                        $                        $

                                               (Unaudited)              (Unaudited)              (Unaudited)
REVENUES

Trading profit (loss):

        Realized........................            (272,633)                 (37,662)                (457,852)

        Net change in unrealized........             (59,408)                  31,915                   32,030
                                                 -----------              -----------              -----------

                 Total Trading
             Results....................            (332,041)                  (5,747)                (425,822)

Interest income (DWR and Carr)..........              14,907                   16,876                   20,478
                                                 -----------              -----------              -----------

                 Total Revenues.........            (317,134)                  11,129                 (405,344)
                                                 -----------              -----------              -----------

EXPENSES

Brokerage fees (DWR)....................              25,452                   28,204                   33,842

Management fees.........................               7,272                    8,058                    9,669
                                                 -----------              -----------              -----------

                 Total Expenses.........              32,724                   36,262                   43,511
                                                 -----------              -----------              -----------

NET LOSS................................            (349,858)                 (25,133)                (448,855)
                                                 -----------              -----------              -----------
                                                 -----------              -----------              -----------

NET LOSS PER UNIT FOR PERIOD:

Limited Partners........................                (.80)                    (.05)                    (.77)

General Partner.........................                (.80)                    (.05)                    (.77)

TOTAL ASSETS AT END OF PERIOD...........           6,123,087                7,692,013                8,149,128

TOTAL NET ASSETS AT END OF PERIOD.......           6,090,363                7,655,751                8,105,617

NET ASSET VALUE PER UNIT AT END OF
       PERIOD...........................

Limited Partners........................                9.20                     9.95                     9.23

General Partner.........................                9.20                     9.95                     9.23

                                 CAPITALIZATION

                    THE FOLLOWING UPDATES THE INFORMATION UNDER
"CAPITALIZATION"ON PAGE 36. THE FOOTNOTES ON PAGE 36 ARE AN INTEGRAL PART OF THE FOLLOWING TABLE.


                    The following table sets forth the capitalization of each Partnership as of June 30, 1999 and the pro forma capitalization of each Partnership adjusted to reflect (i) the proceeds (at the respective Net Asset Values of $9.62, $10.60 and $9.21 per Unit as of June 30, 1999) to Charter Graham, Charter Millburn and Charter Welton from the sale during the next 12 months of the approximately 1,829,177.065, 1,615,947.362 and 1,440,411.328 unsold Units, respectively, and (ii) the capital contribution required of the General Partner based on such capitalization of each Partnership. There will be no difference insofar as sharing of profits and losses are concerned between Units of Limited Partnership Interest and Units of General Partnership Interest.

                                                                           PRO FORMA (1)
                                                                           ------------
                                                                           AMOUNT TO BE
                                                            AMOUNT         OUTSTANDING
                                                          OUTSTANDING           IF
                                                             AS OF          ADDITIONAL
                                                           JUNE 30,         UNITS ARE
                                                             1999              SOLD
                                                          -----------      -------------
                                                               $                $

                                                          (Unaudited)
        Charter Graham
        Limited Partnership Interest (2)...............    11,261,387        28,858,070
        General Partnership Interest (3)...............       140,667           291,496
        Charter Millburn
        Limited Partnership Interest (2)...............    14,672,331        31,801,373
        General Partnership Interest (3)...............       172,371           321,226
        Charter Welton
        Limited Partnership Interest (2)...............    14,369,204        27,635,392
        General Partnership Interest (3)...............       164,823           279,145

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

                    THE FOLLOWING INFORMATION SUPPLEMENTS THE INFORMATION FOR EACH PARTNERSHIP UNDER THE CAPTION "MANAGEMENT'S DISCUSSION AND ANALYSIS OF CERTAIN FINANCIAL MATTERS" BEGINNING ON PAGE 36.

MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.

RESULTS OF OPERATIONS

                    For the Period Ended March 31, 1999. For the period from March 1, 1999 (commencement of operations) to March 31, 1999, the Partnership recorded total trading losses net of interest income of $317,134 and posted a decrease in Net Asset Value per Unit. The most significant losses were recorded during March in the agricultural markets from short corn futures positions as prices moved higher in a technical and seasonally driven rally, as well as a lack of heavy producer selling. In the global interest rate futures markets, losses were experienced from short German government bond futures positions as prices increased on reports that Germany's industrial production showed a sharp increase, creating hopes that Europe's biggest economy could be strengthening. Additional losses were recorded from short Australian bond futures positions as prices increased on reports of depressed gold prices during late-March which have hampered the Australian dollar and the Australian stock market and enhanced Australian bond prices. In the metals markets, losses were recorded from short aluminum futures positions as prices increased during mid-March as good demand in the United States prompted shipments from Europe amid a drawdown in supply. In the currency markets, losses were experienced early in March from short Japanese yen positions as the value of the yen increased versus the U.S. dollar amid new signs that Japan's economy may be on the mend and speculation that interest rates may soon rise. In the energy markets, smaller losses were recorded from short natural gas futures positions as prices increased significantly early in March on speculative short covering.

                    Total expenses for the period ended March 31, 1999 were $32,724, resulting in a net loss of $349,858. The value of a Unit decreased from $10.00 at March 1, 1999 (commencement of operations) to $9.20 at March 31, 1999.

MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

RESULTS OF OPERATIONS

                    For the Period Ended March 31, 1999. For the period from March 1, 1999 (commencement of operations) to March 31, 1999, the Partnership recorded total trading revenues including interest income of $11,129 and, after expenses, posted a decrease in Net Asset Value per Unit. The most significant losses were recorded in the metals markets from short aluminum futures positions as prices increased during mid-March due to a possible drawdown in warehouse stocks. Additional losses were recorded during late-March from newly established long aluminum futures positions as prices moved lower on profit taking. In soft commodities, losses were experienced from short positions in coffee and cotton futures on technically motivated speculative buying and rumors that an influential merchant turned bullish early in March. In the global interest rate futures markets, losses were recorded early in March from short U.S. interest rate futures positions as domestic bond prices rose due to encouraging productivity data released by the U.S. Labor Department and on comments by Federal Reserve Chairman Alan Greenspan that there are no obvious signs of emerging inflation pressures. In the agricultural markets, losses were recorded from short corn futures positions as prices moved higher in a technical and seasonally driven rally early in March and on a lack of farmer selling. These losses were partially offset by gains in the energy markets from long futures positions in crude oil, unleaded gas and heating oil as prices climbed following an agreement reached by both OPEC and non-OPEC countries to cut total output beginning April 1st. In the currency markets, gains were recorded from short euro positions as its value decreased versus the U.S. dollar on speculation that U.S. interest rates will continue to rise due to positive economic data released during early March.

                    Total expenses for the period ended March 31, 1999 were $36,262, resulting in a net loss of $25,133. The value of a Unit decreased from $10.00 at March 1, 1999 (commencement of operations) to $9.95 at March 31, 1999.

MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

RESULTS OF OPERATIONS

                    For the Period Ended March 31, 1999. For the period from March 1, 1999 (commencement of operations) to March 31, 1999, the Partnership recorded total trading losses net of interest income of $405,344 and posted a decrease in Net Asset Value per Unit. The most significant losses were recorded in the global stock index futures markets from long positions in U.S. stock index futures as domestic equity prices moved lower during late March on investor fears regarding corporate earnings, most notably technology companies. In the agricultural markets, losses were experienced from short futures positions in wheat, corn, and soybean products. Wheat prices moved higher on reports that a cold snap in the U.S. Midwest could damage the hard red winter wheat crop early in March. Corn prices increased due to technical strength amid a lack of farmer selling. Soybean oil prices increased due to speculative buying incited by signs of an increase in world oilseed and vegetable oil demand. In soft commodities, losses were recorded from short cotton futures positions as prices surged on technically motivated speculative buying and rumors that an influential merchant had turned bullish. In the metals markets, smaller losses were experienced from short aluminum futures positions as prices increased during mid-March as good demand in the U.S. prompted shipments from Europe amid a drawdown in supply.

                    Total expenses for the period ended March 31, 1999 were $43,511, resulting in a net loss of $448,855. The value of a Unit decreased from $10.00 at March 1, 1999 (commencement of operations) to $9.23 at March 31, 1999.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

INTRODUCTION

                    Each Partnership is a commodity pool engaged primarily in the speculative trading of futures interests. The market sensitive instruments held by each Partnership are acquired solely for speculative trading purposes and, as a result, all or substantially all of each Partnership's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to each Partnership's primary business activities.

                    The futures interests traded by each Partnership involve varying degrees of related market risk. Such market risk is often dependent upon changes in the level or volatility of interest rates, exchange rates, and/or market values of financial instruments and commodities. Fluctuations in related market risk based upon the aforementioned factors result in frequent changes in the fair value of each Partnership's open positions, and, consequently, in its earnings and cash flow.

                    Each Partnership's total market risk is influenced by a wide variety of factors, including the diversification effects among each Partnership's existing open positions, the volatility present within the market(s), and the liquidity of the market(s). At varying times, each of these factors may act to exacerbate or mute the market risk associated with each Partnership.

                    Each Partnership's past performance is not necessarily indicative of its future results. Any attempt at quantifying a Partnership's market risk must be qualified by the inherent uncertainty of its speculative trading, which may cause future losses and volatility (i.e. "risk of ruin") far in excess of such Partnership's experience to date and/or any reasonable expectation premised upon historical changes in the fair value of its market sensitive instruments.

QUANTIFYING THE PARTNERSHIP'S TRADING VALUE AT RISK

                    The following quantitative disclosures regarding each Partnership's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

                    Each Partnership accounts for open positions on the basis of mark-to-market accounting principles. As such, any loss in the fair value of a Partnership's open positions is directly reflected in such Partnership's earnings, whether realized or unrealized, and such Partnership's cash flow, as profits and losses on open positions of exchange-traded futures interests are settled daily through variation margin.

                    Each Partnership's risk exposure in the various market sectors traded by the Trading Advisors is estimated below in terms of Value at Risk ("VaR"). The VaR model employed by each Partnership incorporates numerous variables that could impact the fair value of such Partnership's trading portfolio. Each Partnership estimates VaR using a model based on historical simulation with a confidence level of 99%. Historical simulation involves constructing a distribution of hypothetical daily changes in trading portfolio value. The VaR model generally takes into account linear exposures to price and interest rate risk. Market risks that are incorporated in the VaR model include equity and commodity prices, interest rates, foreign exchange rates, as well as correlation that exists among these variables. The hypothetical changes in portfolio value are based on daily observed percentage changes in key market indices or other market factors ("market risk factors") to which the portfolio is sensitive. In the case of each Partnership's VaR, the historical observation period is approximately four years. Each Partnership's one-day 99% VaR corresponds to the negative change in portfolio value that, based on observed market risk factor moves, would have been exceeded once in 100 trading days.

                    VaR models such as each Partnership's are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. It must also be noted that the VaR model is used to quantify market risk for historic reporting purposes only and is not utilized by either the General Partner or the Trading Advisors in their daily risk management activities.

EACH PARTNERSHIP'S VALUE AT RISK IN DIFFERENT MARKET SECTORS

                    The following tables indicate the VaR associated with each Partnership's open positions, as a percentage of total net assets, by market category as of March 31, 1999.

CHARTER GRAHAM:

                    As of March 31, 1999, the Partnership's total capitalization was approximately $6 million.

                                 MARKET CATEGORY                          VAR
            ---------------------------------------------------------   --------
            Interest Rate............................................     (1.08)%
            Currency.................................................     (1.27)
            Equity...................................................     (0.27)
            Commodity................................................     (0.67)
            Aggregate Value at Risk..................................     (1.83)%

CHARTER MILLBURN:

                    As of March 31, 1999, the Partnership's total capitalization was approximately $8 million.

                                 MARKET CATEGORY                          VAR
            ---------------------------------------------------------   --------
            Interest Rate............................................     (0.88)%
            Currency.................................................     (1.82)
            Equity...................................................     (1.31)
            Commodity................................................     (1.07)
            Aggregate Value at Risk..................................     (2.67)%

CHARTER WELTON

                    As of March 31, 1999, the Partnership's total capitalization was approximately $8 million.

                                 MARKET CATEGORY                          VAR
            ---------------------------------------------------------   --------
            Interest Rate............................................      (.44)%
            Currency.................................................      (.99)
            Equity...................................................      (.16)
            Commodity................................................      (.19)
            Aggregate Value at Risk..................................     (1.08)%

                    Aggregate value at risk represents the aggregate VaR of each Partnership's open positions and not the sum of the VaR of the individual categories listed above. Aggregate VaR will be lower as it takes into account correlation among different positions and categories.

                    The tables above represent the VaR of each Partnership's open positions at March 31, 1999 only and are not necessarily representative of either the historic or future risk of an investment in such Partnerships. Because each Partnership has only been in operation for a single reporting period, the high, low and average VaR of each Partnership's open positions are all identical. As each Partnership's sole business is the speculative trading of primarily futures interests, the composition of its portfolio of open positions can change significantly over any given time period or even within a single trading day. Such changes in open positions could materially impact market risk as measured by VaR either positively or negatively.

LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK

                    The face value of the market sector instruments held by each Partnership is typically many times the applicable margin requirements, as such margin requirements generally range between

2% and 15% of contract face value. Additionally, due to the use of leverage, the face value of the market sector instruments held by each Partnership is typically many times the total capitalization of each such Partnership. The financial magnitude of a Partnership's open positions thus creates a "risk of ruin" not typically found in other investment vehicles. Due to the relative size of the positions held, certain market conditions may cause a Partnership to incur losses greatly in excess of VaR within a short period of time. The foregoing VaR tables, as well as the past performance of each Partnership, gives no indication of such "risk of ruin". In addition, VaR risk measures should be interpreted in light of the methodology's limitations, which include the following: past changes in market risk factors will not always yield accurate predictions of the distributions and correlations of future market movements; changes in portfolio value in response to market movements may differ from the responses implicit in a VaR model; published VaR results reflect past trading positions while future risk depends on future positions; VaR using a one-day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and the historical market risk factor data used for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.

                    The foregoing VaR tables present the results of each Partnership's VaR for each such Partnership's market risk exposures and on an aggregate basis at March 31, 1999. Since VaR is based on historical data, VaR should not be viewed as predictive of a Partnership's future financial performance or its ability to manage and monitor risk and there can be no assurance that a Partnership's actual losses on a particular day will not exceed the VaR amounts indicated above or that such losses will not occur more than once in 100 trading days.

NON-TRADING RISK

                    Each Partnership has non-trading market risk on its foreign cash balances not needed for margin. However, such balances, as well as any market risk they may represent, are immaterial. Each Partnership also maintains a substantial portion of its available assets in cash at DWR. A decline in short-term interest rates will result in a decline in a Partnership's cash management income. This cash flow risk is not considered material.

                    Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of a Partnership's market sensitive instruments.

QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES

                    The following qualitative disclosures regarding each Partnership's market risk exposures--except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how a Partnership manages its primary market risk exposures--constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Each Partnership's primary market risk exposures as well as the strategies used and to be used by the General Partner and the Trading Advisors for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of each Partnership's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of each Partnership. Investors must be prepared to lose all or substantially all of their investment in a Partnership.

CHARTER GRAHAM

                    The following were the primary trading risk exposures of the Partnership as of March 31, 1999, by market sector. It may be anticipated however, that these market exposures will vary materially over time.

                    Interest Rate. Interest rate risk is the principal market exposure of the Partnership. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Partnership's profitability. The Partnership's primary interest rate exposure is to interest rate fluctuations in the U.S. and the other G-7 countries. However, the Partnership also takes futures positions in the government debt of smaller nations--e.g. Australia. The General Partner anticipates that G-7 interest rates will remain the primary market exposure of the Partnership for the foreseeable future. The changes in interest rates which have the most effect on the Partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by the Partnership are in medium-to-long term instruments. Consequently, even a material change in short-term rates would have little effect on the Partnership were the medium-to-long term rates to remain steady.

                    Currency. The Partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Partnership trades in a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. However, the Partnership's major exposures are typically expected to be in the dollar/euro, dollar/yen and dollar/Swiss franc positions. The General Partner does not anticipate that the risk profile of the Partnership's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the introduction of the euro on the Trading Advisor's currency trading strategies.

                    Equity. The Partnership's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the Partnership are by law limited to futures on broadly based indices. As of March 31, 1999, the Partnership's primary exposures were in the Nikkei (Japan) stock indices. The General Partner anticipates little, if any, trading in non-G-7 stock indices. The Partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Partnership to avoid being "whipsawed" into numerous small losses).

                    Commodity.

                    Metals. The Partnership's primary metals market exposure is to fluctuations in the price of gold. Although the Trading Advisor will from time to time trade base metals such as aluminum, copper, nickel and zinc, the principal market exposures of the Partnership are expected to be in the precious metals. It should be noted that in general, gold trading has been increasingly limited due to the long-lasting and mainly non-volatile decline in the price of gold over the last 10-15 years. The General Partner anticipates that gold will remain the primary metals market exposure for the Partnership.

                    Soft Commodities and Agriculturals. The Partnership's primary commodities exposure is to fluctuations in the price of soft commodities and agriculturals, which are often directly affected by severe or unexpected weather conditions. Corn, cocoa, and soybeans, accounted for the substantial bulk of the Partnership's commodities exposure as of March 31, 1999. The General Partner anticipates that the Trading Advisor will maintain an emphasis on corn, cocoa, and soybeans.

                    Energy. The Partnership's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East. Although the Trading Advisor trades natural gas to a limited extent, oil is by far the dominant energy market exposure of the Partnership. Oil prices are currently depressed, but they can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

CHARTER MILLBURN

                    The following were the primary trading risk exposures of the Partnership as of March 31, 1999, by market sector. It may be anticipated however, that these market exposures will vary materially over time.

                    Interest Rate. Interest rate risk is the principal market exposure of the Partnership. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Partnership's profitability. The Partnership's primary interest rate exposure is to interest rate fluctuations in the U.S. and the other G-7 countries. The General Partner anticipates that G-7 interest rates will remain the primary market exposure of the Partnership for the foreseeable future. The changes in interest rates which have the most effect on the Partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by the Partnership are in medium-to-long term instruments. Consequently, even a material change in short-term rates would have little effect on the Partnership were the medium-to-long term rates to remain steady.

                    Currency. The Partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Partnership trades in a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. However, the Partnership's major exposures are expected to be in the dollar/euro, dollar/ Swiss franc and dollar/Singapore dollar positions. The General Partner does not anticipate that the risk profile of the Partnership's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the introduction of the euro on the Trading Advisor's currency trading strategies.

                    Equity. The Partnership's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the Partnership are by law limited to futures on broadly based indices. As of March 31, 1999, the Partnership's primary exposures were in the Nikkei (Japan) and Hang Seng (China) stock indices. The General Partner anticipates little, if any, trading in non-G-7 stock indices. The Partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Partnership to avoid being "whipsawed" into numerous small losses).

                    Commodity.


                    Metals. The Partnership's metals market exposure is to fluctuations in the price of precious metals (gold) and base metals (aluminum, copper, and zinc). It should be noted that in general, gold trading has been increasingly limited due to the long-lasting and mainly non-volatile decline in the price of gold over the last 10-15 years. The General Partner anticipates that both precious and base metals will continue to make up the metals market exposure for the Partnership.


                    Soft Commodities and Agriculturals. The Partnership's primary commodities exposure is to fluctuations in the price of soft commodities and agriculturals, which are often directly affected by severe or unexpected weather conditions. Coffee, corn and sugar accounted for the substantial bulk of the Partnership's commodities exposure at March 31, 1999. The General Partner anticipates that the Trading Advisor will maintain an emphasis on coffee, corn and sugar.


                    Energy. The Partnership's primary energy market exposure is to price movements in the gas, oil and natural gas markets. Price fluctuations, in particular to the gas and oil markets, often result from political developments in the Middle East. Energy prices can be volatile and substantial profits and losses have been and are expected to continue in these markets.

CHARTER WELTON

                    The following were the primary trading exposures of the Partnership as of March 31, 1999. It may be anticipated however, that these market exposures will vary materially over time.

                    Interest Rate. Interest rate risk is the principal market exposure of the Partnership. Interest rate movements directly affect the price of the sovereign bond futures positions held by the Partnership and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Partnership's profitability. The Partnership's primary interest rate exposure is to interest rate fluctuations in the U.S. and the other G-7 countries. However, the Partnership also takes futures positions in the government debt of smaller nations--e.g. New Zealand. The General Partner anticipates that G-7 interest rates will remain the primary market exposure of the Partnership for the foreseeable future. The changes in interest rates which have the most effect on the Partnership are changes in long-term, as opposed to short-term, rates. Most of the speculative futures positions held by the Partnership are in medium-to-long term instruments. Consequently, even a material change in short-term interest rates would have little effect on the Partnership were the medium-to-long term rates to remain steady.

                    Currency. The Partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Partnership trades in a large number of currencies, including cross-rates--i.e., positions between two currencies other than the U.S. dollar. However, the Partnership's major exposures are expected to be in the dollar/euro, dollar/Swiss franc and dollar/ pound positions. The General Partner does not anticipate that the risk profile of the Partnership's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the euro on the Trading Advisor's currency trading strategies.

                    Equity. The Partnership's primary equity exposure is to equity price risk in the G-7 countries. The stock index futures traded by the Partnership are by law limited to futures on broadly based indices. As of March 31, 1999, the Partnership's primary exposures were in the ASE All Ordinaries (Australia) and S&P 500 stock indices. The Partnership is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. (Static markets would not cause major market changes but would make it difficult for the Partnership to avoid being "whipsawed" into numerous small losses).

                    Commodity.

                    Metals. The Partnership's primary metals exposure is to fluctuations in the price of gold. Although the Trading Advisor will from time to time trade base metals such as copper, the principal market exposures of the Partnership are expected to be in the precious metals, gold (and to a much lesser extent, platinum). It should be noted that in general, gold trading has been increasingly limited due to the long-lasting and mainly non-volatile decline in the price of gold over the last 10-15 years. The General Partner anticipates that gold will remain the primary metals market exposure for the Partnership.

                    Soft Commodities and Agriculturals. The Partnership's primary commodities exposure is to fluctuations in the price of soft commodities and agriculturals, which are often directly affected by severe or unexpected weather conditions. Sugar and TOCOM rubber accounted for the substantial bulk of the Partnership's commodities exposure as of March 31, 1999. The General Partner anticipates that the Trading Advisor will maintain an emphasis on sugar and TOCOM rubber.

                    Energy. The Partnership's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East. Although the Trading Advisor trades natural gas to a limited extent, oil is by far the dominant energy market exposure of the Partnership. Oil prices are currently depressed, but they can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURES

                    The following was the only non-trading risk exposure of the Partnerships at March 31, 1999:

                    FOREIGN CURRENCY BALANCES. Each Partnership's primary foreign currency balances were in:

CHARTER GRAHAM                  CHARTER MILLBURN                CHARTER WELTON
-----------------------------   -----------------------------   -----------------------------
Singapore dollars               Euros                           Euros
Swiss francs                    Singapore dollars               Swiss francs
Euros                           Swiss francs                    Australian dollars
South African rands

                    Each Partnership controls the non-trading risk of these balances by regularly converting these balances back into U.S. dollars at varying intervals, depending upon such factors as size and volatility.

QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE

                    The means by which each Partnership's Trading Advisor attempts to manage the risk of the Partnership's open positions are essentially the same in all market categories traded. The General Partner attempts to manage each Partnership's market exposure by (i) diversifying a Partnership's assets among different market sectors, and (ii) monitoring the performance of the Trading Advisor on a daily basis. In addition, the Trading Advisor establishes diversification guidelines, often set in terms of the maximum margin to be committed to positions in any one market sector or market sensitive instrument.

                    The General Partner monitors and controls the risk of each Partnership's non-trading instrument, which consists solely of cash. Such non-trading instrument is the only Partnership investment directed by the General Partner, rather than the Trading Advisor.

                              THE GENERAL PARTNER

                    THE FOLLOWING REPLACES THE FIRST SENTENCE OF THE LAST FULL PARAGRAPH ON PAGE 39.

                    As reflected in MSDW's 1998 Annual Report and Form 10-Q for the quarter ended May 31, 1999 (unaudited), MSDW had total shareholders' equity of $14,119 million and total assets of $317,590 million as of November 30, 1998 and total shareholders' equity of $15,349 million and total assets of $342,345 million as of May 31, 1999 (unaudited).

                    THE FOLLOWING UPDATES AND REPLACES THE INFORMATION UNDER "DIRECTORS AND OFFICERS OF THE GENERAL PARTNER" ON PAGE 40-41.

DIRECTORS AND OFFICERS OF THE GENERAL PARTNER

                    Mark J. Hawley, age 56, is Chairman of the Board and a Director of the General Partner. Mr. Hawley is also Chairman of the Board and a Director of Dean Witter Futures & Currency Management Inc. ("DWFCM"). Mr. Hawley joined DWR in February 1989 as Senior Vice President and is currently the Executive Vice President and Director of DWR's Product Management for Individual Asset Management. In this capacity, Mr. Hawley is responsible for directing the activities of the firm's Managed Futures, Insurance, and Unit Investment Trust Business. From 1978 to 1989, Mr. Hawley was a member of the senior management team at Heinold Asset Management, Inc., a CPO, and was responsible for a variety of projects in public futures funds. From 1972 to 1978, Mr. Hawley was a Vice President in charge of institutional block trading for the Mid-West at Kuhn Loeb & Company.

                    Robert E. Murray, age 38, is President and a Director of the General Partner. Mr. Murray is also President and a Director of DWFCM. Mr. Murray is currently a Senior Vice President of DWR's Managed Futures Department. Mr. Murray began his career at DWR in 1984 and is currently the Director of the Managed Futures Department. In this capacity, Mr. Murray is responsible for overseeing all aspects of the firm's Managed Futures Department. Mr. Murray currently serves as a Director of the Managed Funds Association, an industry association for investment professionals in futures, hedge funds and other alternative investments. Mr. Murray graduated from Geneseo State University in May 1983 with a B.A. degree in Finance.

                    Mitchell M. Merin, age 45, is a Director of the General Partner. Mr. Merin is also a Director of DWFCM. Mr. Merin was appointed the chief operating officer of asset management for MSDW in December 1998 and the President and chief executive officer of Morgan Stanley Dean Witter Advisors in February 1998. He has been an Executive Vice President of DWR since 1990, during which time he has been director of DWR's Taxable Fixed Income and Futures divisions, managing director in Corporate Finance and corporate treasurer. Mr. Merin received his Bachelor's degree from Trinity College in Connecticut and his M.B.A. degree in Finance and Accounting from the Kellogg Graduate School of Management of Northwestern University in 1977.

                    Joseph G. Siniscalchi, age 54, is a Director of the General Partner. Mr. Siniscalchi joined DWR in July 1984 as a First Vice President, Director of General Accounting and served as Senior Vice President and Controller for DWR's Securities Division through 1997. He is currently Executive Vice President and Director of the Operations Division of DWR. From February 1980 to July 1984, Mr. Siniscalchi was Director of Internal Audit at Lehman Brothers Kuhn Loeb, Inc.

                    Edward C. Oelsner III, age 57, is a Director of the General Partner. Mr. Oelsner is currently an Executive Vice President and head of the Product Development Group at Morgan Stanley Dean Witter Advisors, an affiliate of DWR. Mr. Oelsner joined DWR in 1981 as a Managing Director in DWR's Investment Banking Department specializing in coverage of regulated industries and, subsequently, served as head of the DWR Retail Products Group. Prior to joining DWR, Mr. Oelsner held positions at The First Boston Corporation as a member of the Research and Investment Banking Departments from 1967 to 1981. Mr. Oelsner received his M.B.A. in Finance from the Columbia University Graduate School of Business in 1966 and an A.B. in Politics from Princeton University in 1964.

                    Lewis A. Raibley, III, age 37, is Vice President, Chief Financial Officer, and a Director of the General Partner. Mr. Raibley is also a Director of DWFCM. Mr. Raibley is currently Senior Vice President and Controller in the Individual Asset Management Group of MSDW. From July 1997 to May 1998, Mr. Raibley served as Senior Vice President and Director in the Internal Reporting Department of MSDW and prior to that, from 1992 to 1997, he served as Senior Vice President and Director in the Financial Reporting and Policy Division of Dean Witter Discover & Co. He has been with MSDW and its affiliates since June 1986.

                    Richard A. Beech, age 47, is a Director of the General Partner. Mr. Beech has been associated with the futures industry for over 23 years. He has been at DWR since August 1984, where he is presently Senior Vice President and head of Branch Futures. Mr. Beech began his career at the Chicago Mercantile Exchange, where he became the Chief Agricultural Economist doing market analysis, marketing and compliance. Prior to joining DWR, Mr. Beech also had worked at two investment banking firms in operations, research, managed futures and sales management.

                    Ray Harris, age 42, is a Director of the General Partner. Mr. Harris is currently Senior Vice President, Planning and Administration for Morgan Stanley Dean Witter Asset Management and has worked at DWR or its affiliates since July 1982, serving in both financial and administrative capacities. From August 1994 to January 1999, he worked in two separate DWR affiliates, Discover Financial Services and Novus Financial Corp., culminating as Senior Vice President. Mr. Harris received his B.A. degree from Boston College and his M.B.A. in finance from the University of Chicago.

                    Richard M. DeMartini and Lawrence Volpe are no longer Directors of the General Partner.

                    The General Partner and its officers and directors may, from time to time, trade futures interests for their own proprietary accounts. The records of trading in such accounts will not be made available to Limited Partners for inspection.


                    As of June 30, 1999, the General Partner had contributed a total of $475,000 to Charter Graham, Charter Millburn and Charter Welton in order to meet its minimum capital requirements. Such contribution is evidenced by approximately 14,624.862 units of general partnership interest of Charter Graham, 16,259.900 units of general partnership interest of Charter Millburn and 17,889.327 units of general partnership interest of Charter Welton. Each such unit of general partnership interest has a net asset value equal to the Net Asset Value of a Unit of limited partnership interest of the respective Partnership. The General Partner has agreed to make additional contributions to each Partnership so that the General Partner's aggregate capital contribution will at all times be equal to the greater of (i) 1% of aggregate capital contributions to the Partnership by all partners (including the General Partner's contribution) and (ii) $25,000. The General Partner and its principals are not obligated to purchase Units of limited partnership interest and do not presently own any Units of any Partnership.


                    THE FOLLOWING UPDATES AND REPLACES THE TABLE UNDER "DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER" ON PAGE 42. THE NOTES ON PAGE 43 ARE AN INTEGRAL PART OF THE FOLLOWING TABLE, EXEPT THAT NOTE 11 IS REVISED TO REFLECT THAT DEAN WITTER SPECTRUM GLOBAL BALANCED L.P. HAS BEEN RENAMED MORGAN STANLEY DEAN WITTER SPECTRUM GLOBAL BALANCED L.P., DEAN WITTER SPECTRUM TECHNICAL L.P. HAS BEEN RENAMED MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P., DEAN WITTER SPECTRUM STRATEGIC L.P. HAS BEEN RENAMED MORGAN STANLEY DEAN WITTER SPECTRUM STRATEGIC L.P., AND DEAN WITTER SPECTRUM SELECT L.P. HAS BEEN RENAMED MORGAN STANLEY DEAN WITTER SPECTRUM SELECT L.P.

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1994 THROUGH JUNE 30, 1999)

                                                                                            CURRENT        CURRENT
                                                                                             TOTAL        NET ASSET
                                             START        CLOSE         AGGREGATE          NET ASSET      VALUE PER
           FUND TYPE/FUND(1)                DATE(2)      DATE(3)      SUBSCRIPTION(4)      VALUE(5)        UNIT(6)
----------------------------------------    --------     --------     ---------------     -----------     ----------
                                                                            $                  $              $

PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Commodity Partners                      Jan-81       Dec-88           9,648,397           739,757        488.29
Columbia Futures Fund(11)                   Jul-83       N/A             29,276,299         9,524,398      3,207.12
DW Diversified Futures Fund L.P.(11)        Apr-88       N/A            206,815,107       106,189,094      1,001.31
DW Multi-Market Portfolio L.P.(11)          Sep-88       N/A            252,526,000         8,695,039      1,128.11
DW Diversifed Futures Fund II L.P.          Jan-89       N/A             13,210,576         9,038,258      2,642.94
DW Diversifed Futures Fund III L.P.         Nov-90       N/A            126,815,755        55,247,292      1,650.66
DW Portfolio Strategy Fund L.P.(11)         Feb-91       N/A            143,522,564       133,020,792      2,778.67
DWFCM International Access Fund L.P.        Mar-94       N/A             68,115,440        39,302,962      1,427.63
Morgan Stanley Dean Witter                  Nov-94       N/A             54,346,594        53,971,201         16.17
       Spectrum Global Balanced L.P.
Morgan Stanley Tangible Asset Fund L.P.     Jan-98       N/A             41,665,223        22,722,858          6.80

PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I(11)                   Jan-85       Dec-91          19,122,276           281,303        456.80
DW Cornerstone Fund II(11)                  Jan-85       N/A             65,653,270        30,619,243      4,290.39
DW Cornerstone Fund III(11)                 Jan-85       N/A            137,132,762        36,959,594      3,167.89
DW Cornerstone Fund IV(11)                  May-87       N/A            168,085,355       109,842,255      4,726.08
Morgan Stanley Dean Witter                  Aug-91       N/A            246,892,313       214,654,685         23.64
       Spectrum Select L.P.(11)
DW Global Perspective Portfolio L.P.        Mar-92       N/A             67,424,535        18,650,896      1,129.85
DW World Currency Fund L.P.                 Apr-93       N/A            114,945,830        22,984,551      1,014.51
Morgan Stanley Dean Witter                  Nov-94       N/A             96,466,098        82,444,359         12.94
       Spectrum Strategic L.P.
Morgan Stanley Dean Witter                  Nov-94       N/A            273,000,710       279,100,864         16.39
       Spectrum Technical L.P.

PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.       Jul-89       Sep-95         126,263,000         7,022,437      1,000.00
DW Principal Plus Fund L.P.(11)             Feb-90       N/A            109,013,535        48,345,356      1,872.01

PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.        Mar-89       Mar-96         162,203,303         4,966,449      1,056.55

PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                 Nov-94       N/A             32,495,839        29,625,580      1,927.88
       Chesapeake L.P.
Morgan Stanley Dean Witter/                 Feb-96       N/A             30,029,508        27,503,098      1,474.35
       JWH Futures Fund L.P.

PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR/Market Street Futures Fund L.P.         Oct-98       N/A             17,253,134        15,056,146        991.47

                                          CUMULATIVE
                                            RETURN            WORST          WORST PEAK-       COMPOUND ANNUAL RATES OF RETURN(10)
                                             SINCE          MONTHLY %         TO-VALLEY       --------------------------------------
           FUND TYPE/FUND(1)              INCEPTION(7)      DRAWDOWN(8)      DRAWDOWN(9)        1999          1998           1997
----------------------------------------  -------------     ------------     ------------     ---------     ---------     ----------
                                               %                %                 %               %             %             %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Commodity Partners                         (51.37)         (34.48)            (64.23)
                                                                 7/88         4/86-12/88
Columbia Futures Fund(11)                      227.26          (17.54)            (42.58)          1.14         12.01          22.60
                                                                 4/86          7/83-9/85      (6 months)
DW Diversified Futures Fund L.P.(11)           297.01          (12.85)            (24.86)         (7.63)         6.22          11.96
                                                                 5/90          5/95-6/96      (6 months)
DW Multi-Market Portfolio L.P.(11)              12.81          (13.26)            (29.84)         (6.45)         5.63          13.28
                                                                 2/96          5/95-6/96      (6 months)
DW Diversifed Futures Fund II L.P.             164.29          (13.41)            (25.62)         (6.43)         5.22          11.28
                                                                 8/89          5/95-6/96      (6 months)
DW Diversifed Futures Fund III L.P.             65.07          (13.62)            (27.00)         (7.44)         5.39          12.29
                                                                 1/92          5/95-6/96      (6 months)
DW Portfolio Strategy Fund L.P.(11)            177.87          (14.40)            (25.65)          6.96          9.46          11.28
                                                                 1/92          1/92-4/92      (6 months)
DWFCM International Access Fund L.P.            42.76          (12.87)            (22.84)         (8.33)         5.07          26.22
                                                                 1/95          8/94-1/95      (6 months)
Morgan Stanley Dean Witter                      61.70           (7.92)            (10.64)          1.06         16.36          18.23
       Spectrum Global Balanced L.P.                             2/96          2/96-5/96      (6 months)
Morgan Stanley Tangible Asset Fund L.P.        (32.00)          (9.09)            (38.60)          3.50        (34.30)
                                                                11/98          2/98-2/99      (6 months)

PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I(11)                      (53.15)         (20.88)            (64.47)
                                                                 8/91          4/86-8/91
DW Cornerstone Fund II(11)                     340.04          (11.74)            (32.70)          2.35         12.54          18.05
                                                                 9/89         7/88-10/89      (6 months)
DW Cornerstone Fund III(11)                    224.91          (18.28)            (32.35)         (3.03)         9.13          10.24
                                                                 2/89         2/89-10/89      (6 months)
DW Cornerstone Fund IV(11)                     384.73          (21.04)            (45.21)         (0.23)         6.80          38.41
                                                                 9/89          7/89-9/89      (6 months)
Morgan Stanley Dean Witter                     136.40          (13.72)            (26.77)         (0.67)        14.15           6.22
       Spectrum Select L.P.(11)                                  1/92          6/95-8/96      (6 months)
DW Global Perspective Portfolio L.P.            12.99           (8.55)            (40.90)          5.00         11.25          11.16
                                                                 2/96          8/93-1/95      (6 months)
DW World Currency Fund L.P.                      1.45           (9.68)            (46.04)          4.82         (2.61)         39.35
                                                                 5/95          8/93-1/95      (6 months)
Morgan Stanley Dean Witter                      29.40          (13.38)            (32.10)         12.03          7.84           0.37
       Spectrum Strategic L.P.                                   5/99          4/97-7/98      (6 months)
Morgan Stanley Dean Witter                      63.90           (6.39)             (8.27)          1.67         10.18           7.49
       Spectrum Technical L.P.                                   2/96          3/97-5/97      (6 months)

PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.            0.00          (13.98)            (30.93)
                                                                 1/92          5/90-4/92
DW Principal Plus Fund L.P.(11)                 87.20           (7.48)            (13.08)         (0.83)        10.54          15.39
                                                                 2/96          2/96-5/96      (6 months)
PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.             5.66           (5.62)            (14.69)
                                                                 1/91          8/89-4/92
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                     92.79          (17.34)            (21.37)         (6.41)        19.93          15.38
       Chesapeake L.P.                                           5/99          9/98-5/99      (6 months)
Morgan Stanley Dean Witter/                     47.44           (8.49)            (19.66)          5.51          4.04          13.66
       JWH Futures Fund L.P.                                     5/97          1/98-7/98      (6 months)
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR/Market Street Futures Fund L.P.             (0.85)          (8.59)            (12.82)         (1.11)         0.26
                                                                 3/99          3/99-5/99      (6 months )   (3 months


           FUND TYPE/FUND(1)                1996           1995           1994
----------------------------------------  ---------     ----------     ----------
                                              %             %              %
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR Commodity Partners

Columbia Futures Fund(11)                     19.09          28.21          (5.75)

DW Diversified Futures Fund L.P.(11)          (2.66)         (4.56)          7.68

DW Multi-Market Portfolio L.P.(11)            (6.76)         (6.37)          2.66

DW Diversifed Futures Fund II L.P.            (4.83)         (2.90)          5.41

DW Diversifed Futures Fund III L.P.           (4.73)         (4.02)          5.89

DW Portfolio Strategy Fund L.P.(11)           25.50          25.37          (5.41)

DWFCM International Access Fund L.P.           3.97          21.88          (7.32)
                                                                       (10 months)
Morgan Stanley Dean Witter                    (3.65)         22.79          (1.70)
       Spectrum Global Balanced L.P.                                    (2 months)
Morgan Stanley Tangible Asset Fund L.P.

PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund I(11)

DW Cornerstone Fund II(11)                    11.47          26.50          (8.93)

DW Cornerstone Fund III(11)                    8.24          27.50         (10.04)

DW Cornerstone Fund IV(11)                    12.97          22.96         (14.27)

Morgan Stanley Dean Witter                     5.27          23.62          (5.12)
       Spectrum Select L.P.(11)
DW Global Perspective Portfolio L.P.           9.26          16.76         (31.62)

DW World Currency Fund L.P.                   12.97           2.02         (25.13)

Morgan Stanley Dean Witter                    (3.53)         10.49           0.10
       Spectrum Strategic L.P.                                          (2 months)
Morgan Stanley Dean Witter                    18.35          17.59          (2.20)
       Spectrum Technical L.P.                                          (2 months)
PUBLICLY-OFFERED FUNDS WITH ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund III L.P.                         5.21           1.08
                                                         (9 months)
DW Principal Plus Fund L.P.(11)               (5.28)         17.98          (8.61)

PUBLICLY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITH "PRINCIPAL PROTECTION"
DW Principal Guaranteed Fund II L.P.           1.00           7.30          (8.12)
                                          (3 months)
PRIVATELY-OFFERED FUNDS WITH ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley Dean Witter/                   15.23          15.80          11.57
       Chesapeake L.P.                                                  (2 months)
Morgan Stanley Dean Witter/                   18.17
       JWH Futures Fund L.P.              (11 months)
PRIVATELY-OFFERED FUNDS WITH MORE THAN ONE ADVISOR WITHOUT "PRINCIPAL PROTECTION"
DWR/Market Street Futures Fund L.P.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                              THE TRADING ADVISORS

MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.

                    THE FOLLOWING INFORMATION UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO THE INDIVIDUAL PRINCIPALS OF GCM ON PAGES 46-48.

                    Mr. Sullivan is no longer a principal of GCM.

                    THE FOLLOWING INDIVIDUALS HAVE BEEN ADDED AS KEY PERSONNEL OF GCM:

                    Jerome L. Raffaldini, II is a Managing Director and principal of GCM and is responsible for risk management, new product development and strategic planning. Prior to joining GCM in January 1999, Mr. Raffaldini was President of Fuji Alternative Asset Management, a commodity pool operator and wholly owned subsidiary of Fuji Bank. From 1990 to 1997, Mr. Raffaldini was a vice president at Nippon Credit Bank, Ltd. in charge of proprietary trading of derivative products. While at Nippon Credit Bank, Mr. Raffaldini helped found and acted as President and Chief Executive Officer of Nippon Credit Asset Management, a commodity pool operator and wholly owned subsidiary of Nippon Credit Bank. From 1987 to 1990, Mr. Raffaldini worked as vice president of Quantitative Investment Products for First Union National Bank.

                    Mr. Raffaldini serves as an adjunct lecturer to the Federal Reserve, Federal Deposit Insurance Corporation, Office of Thrift Supervision and banking departments of various states on risk management and performance measurement topics. He received his M.B.A. in Finance from New York University in 1987 and B.A. in Economics from Georgetown University in 1984.

                    Barry F. Cronin is a Senior Discretionary Trader and principal of GCM specializing in the global macro markets with particular emphasis on foreign exchange and fixed income. Prior to joining GCM in February 1998, Mr. Cronin was employed by Tudor Investment Corporation, initially in various capacities at the Chicago Mercantile Exchange from 1990 to 1992 and served as a proprietary trader from 1992 to 1998. Prior to that Mr. Cronin worked for Merrill Lynch & Co. at the Chicago Board of Trade. Mr. Cronin received an M.B.A. and an M.A. in international relations from Boston University in 1989 and a B.A. from Colby College in 1984.

                    Dominic M. Napolitano is a Senior Discretionary Trader and principal of GCM whose primary activities are in the global foreign exchange and fixed income markets. Prior to joining GCM in February 1998, Mr. Napolitano was employed by Tudor Investment Corporation as a proprietary trader from 1992 to 1998. From 1988 to 1992, he was employed by Refco Inc. Mr. Napolitano received a B.A. in Economics from Middlebury College in 1987.

                    THE INFORMATION RELATING TO THE "DISCRETIONARY TRADING GROUP" ON PAGE 49 IS DELETED AND REPLACED BY THE FOLLOWING:

                    Discretionary Trading Group Program

                    Unlike GCM's systematic trading programs, which are based almost entirely on computerized mathematical models, GCM's Discretionary Trading Group ("DTG") determines trades for the Discretionary Trading Group Program subjectively on the basis of personal judgment and trading experience. The Discretionary Trading Group Program generally utilizes fundamental information as well as certain technical data as the basis for its trading strategies. Fundamental considerations relate to the underlying economic and political forces that ultimately determine the true value of a particular financial instrument or commodity. Fundamental analysis of the DTG may involve a short- or long-term time horizon. Technical data considered by the DTG include price patterns, volatility, trading volumes and level of open interest.

                    The Discretionary Trading Group Program trades global fixed income, foreign exchange and other futures and forward markets. The Discretionary Trading Group Program may trade call or put options in these markets.

                    THE FOLLOWING UPDATES AND REPLACES THE NEXT TO LAST FULL PARAGRAPH ON PAGE 49.

                    As of June 1999, the GDP had approximately a 27% weighting in futures contracts based on short term and long term global interest rates (including U.S. and foreign bonds, notes and Eurodollars), 38% in currency forwards (including major and minor currencies), 13% in stock index futures (including all major indices), 11% in agricultural futures (including grains, meats and softs), 8% in metal futures (including gold, aluminum and copper), and 3% in energy futures (including crude oil and natural gas). The actual weighting and leverage used in each market will change over time due to liquidity, price action, and risk considerations.

                    THE FOLLOWING INFORMATION UPDATES AND REPLACES THE LAST TWO SENTENCES UNDER "GRAHAM SELECTIVE TRADING PROGRAM" ON PAGE 50.

                    The GST program trades in approximately 55 markets with weightings, as of June 1999, of about 37% in global interest rates, 31% in foreign exchange, 15% in agricultural futures, 8% in metal futures, 6% in stock index futures and 3% in energy futures. Due to the extremely selective criteria of the GST model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.

                    THE FOLLOWING INFORMATION RELATING TO GCM'S TRADING PROGRAMS IS ADDED AFTER THE FIRST FULL PARAGRAPH ON PAGE 51.

                    Non-Trend Based Program

                    Today's markets include many trend-following and counter-trend traders attempting to identify major trends and reversals thereof. GCM's Non-Trend Based Program (NTB) utilizes multiple computerized trading models that for the most part do not rely on price trends. The NTB program forecasts market direction based on changes in fundamental data, such as supply and demand data, inflation rates, interest rates and shifts in the business cycle. By using non-trend-following methods it is possible to trade with considerable success in markets irrespective of the existence of price trends. As of June 1999, the NTB had approximately 50% weighting in currency forwards, 25% weighting in energy futures, 10% weighting in futures contracts based on interest rates, 10% in metal futures and 5% in stock index futures.

                    The NTB program seeks to capture currency gains based on the momentum of interest rate expectations, absolute levels of the interest rate differentials and relative shapes of yield curves. The NTB program forecasts energy market direction from changes in supply/demand, the commitment of traders' report and other factors.

                    For trading fixed income markets, the NTB program creates a macroeconomic index based on economic release data, inflation data and interest rate sensitive stocks. For base metal trading, the NTB program seeks to identify shifts in supply/demand that are consistent with the current business cycle to anticipate market direction relying on inputs such as cost of carry, supply/ demand measures, inflation, currency movement and interest rate sensitive stocks. For equities, the NTB program creates a composite indicator that positions the system long or short the S&P 500 relying on stock market fundamental indicators such as price/earnings ratios, dividend yields, inflation, currency movement and interest rates.

                    K4 Program

                    Like the GST program, the K4 program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 program differs from the GST program in many respects, including a tendency to enter markets at different times and it uses significantly different parameters. The K4 program will normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades. K4 will normally maintain a neutral position in 50% of the markets in the portfolio.

                    The K4 program trades in approximately 65 markets with weightings, as of June 1999, of about 33% in foreign exchange, 27% in global interest rates, 15% in stock index futures, 11% in agricultural futures, 9% in metals and 5% in energy futures.

                    THE FOLLOWING INFORMATION UPDATES THE PERFORMANCE INFORMATION RELATING TO GCM SET FORTH ON PAGES 51-53. THE NOTES ON PAGES 53-54 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULES.


                    Effective July 1, 1999, GCM revised the presentation of its past rate of return data in several respects, including the use of multiple composites for each trading program based on the degree of leverage employed, modification of the treatment of wrap fees and interest income and the exclusion of certain proprietary trading results.


                                                                       CAPSULE A

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                 GLOBAL DIVERSIFIED PROGRAM (STANDARD LEVERAGE)


              Name of CTA: Graham Capital Management, L.P.
              Name of program: Global Diversified Program (standard leverage) Inception of trading by CTA: February 1995
              Inception of trading in program: February 1995
              Number of open accounts: 7
              Aggregate assets overall: $576,152,000
              Aggregate assets in program: $169,608,000
              Largest monthly drawdown: (6.93)% - (2/96)
              Worst peak-to-valley drawdown: (13.74)% - (4/98-7/98)


                                              RATE OF RETURN
                          ------------------------------------------------------
         MONTH             1999        1998        1997        1996        1995
-----------------------   ------      ------      ------      ------      ------
                            %           %           %           %           %
January                    (0.08)       1.65        4.19        7.43
February                    0.95        1.41       (1.53)      (5.69)       6.48
March                      (5.09)       4.56        0.90        1.25       11.89
April                       2.63       (3.02)      (4.71)       3.47        2.81
May                        (4.14)      (0.82)      (1.35)      (0.31)       4.49
June                        5.65       (5.95)      (0.84)       1.26        1.62
July                                   (3.49)       3.72       (0.45)      (1.06)
August                                 11.01       (2.64)      (1.62)      (4.83)
September                               6.93        2.11        1.21       (3.62)
October                                 3.24        4.14        5.71       (1.55)
November                               (2.80)       0.50        3.26        3.14
December                                0.09        1.85       (1.05)       5.81
Compound Annual
        (Period) Rate
        of Return          (0.49)      12.20        6.04       14.70       26.83

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                     CAPSULE A-1

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                             PRO FORMA OF CAPSULE A
                           GLOBAL DIVERSIFIED PROGRAM

              Largest monthly drawdown: (10.87)% - (2/96)
              Worst peak-to-valley drawdown: (19.34)% - (4/98-7/98)

                                              RATE OF RETURN
                          ------------------------------------------------------
         MONTH             1999        1998        1997        1996        1995
-----------------------   ------      ------      ------      ------      ------
                            %           %           %           %           %
January                    (7.88)       2.24        6.66       10.95
February                    3.62        1.96       (3.11)     (10.87)       9.84
March                      (6.42)       6.67        1.36        1.98       17.72
April                       3.63       (4.78)      (7.40)       6.16        4.18
May                        (6.45)      (1.47)      (2.29)      (0.78)       6.59
June                        8.26       (9.15)      (1.57)       2.01        2.39
July                                   (5.37)       5.37       (0.93)      (1.88)
August                                 16.34       (4.26)      (2.72)      (7.56)
September                               9.74        2.94        1.58       (5.66)
October                                 4.77        6.56        9.06       (2.60)
November                               (5.23)       0.61        4.76        4.49
December                               (0.25)       3.14       (2.29)       8.79
Compound Annual
        (Period) Rate
        of Return          (4.01)      13.42        7.12       18.41       39.28

                                                                       CAPSULE B
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                        INTERNATIONAL FINANCIAL PROGRAM


              Name of CTA: Graham Capital Management, L.P.
              Name of program: International Financial Program
              Inception of trading by CTA: February 1995
              Inception of trading in program: January 1996
              Number of open accounts: 0
              Aggregate assets overall: $576,152,000
              Aggregate assets in program: $0
              Largest monthly drawdown: (8.41)% - (6/98)
              Worst peak-to-valley drawdown: (18.07)% - (4/98-6/98) 1998 annual return: 8.15%
              1997 annual return: 5.14%
              1996 annual return: 13.98%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE C
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                            NATURAL RESOURCE PROGRAM


              Name of CTA: Graham Capital Management, L.P.
              Name of program: Natural Resource Program
              Inception of trading by CTA: February 1995
              Inception of trading in program: September 1996
              Number of open accounts: 0
              Aggregate assets overall: $576,152,000
              Aggregate assets in program: $0
              Largest monthly drawdown: (6.68)% - (10/97)
              Worst peak-to-valley drawdown: (19.22)% - (2/97-11/97) 1998 annual return: 4.71%
              1997 annual return: (15.22)%
              1996 annual return (4 months): 2.80%


                                                                       CAPSULE D
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                               GLOBAL FX PROGRAM


              Name of CTA: Graham Capital Management, L.P.
              Name of program: Global FX Program
              Inception of trading by CTA: February 1995
              Inception of trading in program: May 1997
              Number of open accounts: 1
              Aggregate assets overall: $576,152,000
              Aggregate assets in program: $4,867,000
              Largest monthly drawdown: (3.28)% - (2/98)
              Worst peak-to-valley drawdown: (7.23)% - (4/98-3/99) 1999 year-to-date return (6 months): (1.00)%
              1998 annual return: (3.52)%
              1997 annual return (8 months): 5.19%


                                                                       CAPSULE E
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                           SELECTIVE TRADING PROGRAM


              Name of CTA: Graham Capital Management, L.P.
              Name of program: Selective Trading Program
              Inception of trading by CTA: February 1995
              Inception of trading in program: January 1998
              Number of open accounts: 2
              Aggregate assets overall: $576,152,000
              Aggregate assets in program: $95,716,000
              Largest monthly drawdown: (3.0)% - (6/98)
              Worst peak-to-valley drawdown: (4.42)% - (3/98-7/98) 1999 year-to-date return (6 months): (1.65)%
              1998 annual return: 25.86%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE F
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                      DISCRETIONARY TRADING GROUP PROGRAM


              Name of CTA: Graham Capital Management, L.P.
              Name of program: Discretionary Trading Group Program Inception of trading by CTA: February 1995
              Inception of trading in program: January 1999
              Number of open accounts: 1
              Aggregate assets overall: $576,152,000
              Aggregate assets in program: $11,641,000
              Largest monthly drawdown: (0.80)% - (6/99)
              Worst peak-to-valley drawdown: (0.80)% - (6/99)
              1999 year-to-date return (6 months): 1.35%


                                                                       CAPSULE G
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                            NON-TREND BASED PROGRAM


              Name of CTA: Graham Capital Management, L.P.
              Name of program: Non-Trend Based Program
              Inception of trading by CTA: February 1995
              Inception of trading in program: January 1999
              Number of open accounts: 1
              Aggregate assets overall: $576,152,000
              Aggregate assets in program: $16,189,000
              Largest monthly drawdown: (2.92)% - (1/99)
              Worst peak-to-valley drawdown: (3.32)% - (5/99-6/99) 1999 year-to-date return (6 months): 3.56%


                                                                       CAPSULE H
                        GRAHAM CAPITAL MANAGEMENT, L.P.
                                   K4 PROGRAM


              Name of CTA: Graham Capital Management, L.P.
              Name of program: K4 Program
              Inception of trading by CTA: February 1995
              Inception of trading in program: January 1999 Number of open accounts: 2
              Aggregate assets overall: $576,152,000
              Aggregate assets in program: $32,314,000
              Largest monthly drawdown: (3.66)% - (3/99)
              Worst peak-to-valley drawdown: (3.66)% - (3/99) 1999 year-to-date return (6 months): 2.62%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE I

                        GRAHAM CAPITAL MANAGEMENT, L.P.
                  GLOBAL DIVERSIFIED PROGRAM AT 150% LEVERAGE


              Name of CTA: Graham Capital Management, L.P.
              Name of program: Graham Global Diversified Program at 150%
              Leverage
              Inception of trading by CTA: February 1995
              Inception of trading in program: May 1997
              Number of open accounts: 12
              Aggregate assets overall: $576,152,000
              Aggregate assets in program: $152,841,000
              Largest monthly drawdown: (9.84)% - (6/98)
              Worst peak-to-valley drawdown: (20.01)% - (4/98-7/98)
              1999 year-to-date return (6 months): (2.13)%
              1998 annual return: 17.00%
              1997 annual return (8 months): 11.56%



                                                                       CAPSULE J


                        GRAHAM CAPITAL MANAGEMENT, L.P.
                   SELECTIVE TRADING PROGRAM AT 150% LEVERAGE



              Name of CTA: Graham Capital Management, L.P.
              Name of program: Selective Trading Program at 150% Leverage Inception of trading by CTA: February 1995
              Inception of trading in program: June 1999
              Number of open accounts: 3
              Aggregate assets overall: $576,152,000
              Aggregate assets in program: $15,501,000
              Largest monthly drawdown: None
              Worst peak-to-valley drawdown: None
              1999 year-to-date return (1 month): 2.37%



                                                                       CAPSULE K


                        GRAHAM CAPITAL MANAGEMENT, L.P.
              DISCRETIONARY TRADING GROUP PROGRAM AT 150% LEVERAGE



              Name of CTA: Graham Capital Management, L.P.
              Name of program: Discretionary Trading Group Program at 150% Leverage
              Inception of trading by CTA: February 1995
              Inception of trading in program: June 1999
              Number of open accounts: 3
              Aggregate assets overall: $576,152,000
              Aggregate assets in program: $15,105,000
              Largest monthly drawdown: (2.72)% - (6/99)
              Worst peak-to-valley drawdown: (2.72)% - (6/99)
              1999 year-to-date return (1 month): (2.70)%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE L


                        GRAHAM CAPITAL MANAGEMENT, L.P.
                    NON-TREND BASED PROGRAM AT 150% LEVERAGE



              Name of CTA: Graham Capital Management, L.P.
              Name of program: Non-Trend Based Program at 150% Leverage Inception of trading by CTA: February 1995
              Inception of trading in program: June 1999
              Number of open accounts: 2
              Aggregate assets overall: $576,152,000
              Aggregate assets in program: $8,005,000
              Largest monthly drawdown: (5.27)% - (6/99)
              Worst peak-to-valley drawdown: (5.27)% - (6/99)
              1999 year-to-date return (1 month): (5.26)%



                                                                       CAPSULE M


                        GRAHAM CAPITAL MANAGEMENT, L.P.
                          K4 PROGRAM AT 150% LEVERAGE



              Name of CTA: Graham Capital Management, L.P.
              Name of program: K4 Program at 150% Leverage
              Inception of trading by CTA: February 1995
              Inception of trading in program: June 1999
              Number of open accounts: 2
              Aggregate assets overall: $576,152,000
              Aggregate assets in program: $5,751,000
              Largest monthly drawdown: None
              Worst peak-to-valley drawdown: None
              1999 year-to-date return (1 month): 2.70%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


                    THE FOOTNOTES TO GCM'S CAPSULE PERFORMANCE SUMMARIES ON PAGE 53 APPLY TO CAPSULES A THROUGH M AND NO LONGER INCLUDE PROPRIETARY ACCOUNTS. IN ADDITION, THE FOLLOWING FOOTNOTE IS ADDED TO PAGE 53.


                    GCM advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.

MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.

                    THE FOLLOWING INFORMATION UPDATES AND SUPPLEMENTS THE INFORMATION RELATING TO THE INDIVIDUAL PRINCIPALS OF MRC ON PAGES 54-55.

                    The following individual has been added as a key officer of
MRC:

                    Gregg R. Buckbinder is Senior Vice President and Chief Operating Officer of Millburn Ridgefield Corporation and The Millburn Corporation. He graduated cum laude from Pace University in 1980 with a B.B.A. in accounting and received an M.S. in taxation from Pace University in 1988. He joined Millburn in 1998 from Odyssey Partners, L.P., where he was responsible for the operation, administration and accounting of the firm's merchant banking and managed account business. Mr. Buckbinder was employed by Tucker Anthony, a securities broker and dealer, from 1985 to 1990, where he was First Vice President and Controller, and from 1983 to 1984, where he designed and implemented various operations and accounting systems. He was with the public accounting firm of Ernst & Whinney from 1984 to 1985 as a manager in the tax department, and from 1980 to 1983 as a senior auditor, with an emphasis on clients in the financial services business. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

                    THE FOLLOWING INFORMATION UPDATES THE PERFORMANCE INFORMATION RELATING TO MRC SET FORTH ON PAGES 59-62. THE NOTES ON PAGES 62-63 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULES.

                                                                       CAPSULE A
                        MILLBURN RIDGEFIELD CORPORATION
                             DIVERSIFIED PORTFOLIO


              Name of CTA: Millburn Ridgefield Corporation
              Name of program: Diversified Portfolio
              Inception of trading by CTA: February 1971
              Inception of trading in program: February 1971
              Number of open accounts: 21
              Aggregate assets overall: $746,506,735
              Aggregate assets in program: $449,004,338
              Largest monthly drawdown (past 5 years): (11.50)% - (2/96) Largest monthly drawdown (since 1977): (22.91)% - (4/78)
              Worst peak-to-valley drawdown (past 5 years): (13.74)% - (8/97 - 8/98)
              Worst peak-to-valley drawdown (since 1977): (32.50)% -
              (4/86-12/86)
              Accounts closed with positive net performance (past 5 years): 5 Accounts closed with positive net performance (since 1977): 18 Accounts closed with negative net performance (past 5 years): 1 Accounts closed with negative net performance (since 1977): 1


                                                         RATE OF RETURN
                       -----------------------------------------------------------------------------------
       MONTH            1999       1998       1997       1996       1995       1994       1993       1992
--------------------   ------     ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %          %
January                 (4.02)      2.91       8.14       7.43      (3.09)     (7.56)     (2.69)     (8.53)
February                 3.09      (2.71)      5.72     (11.05)      6.81      (1.47)      5.78      (1.34)
March                    1.21       1.14      (2.83)      0.80      16.85       7.67      (0.70)     (0.72)
April                    5.47      (7.38)     (3.01)      5.72       4.64      (2.27)      5.76      (0.73)
May                     (3.40)      4.04       1.50      (6.72)     (1.10)      4.63      (1.79)      0.90
June                     5.75       2.32       0.52       3.91       0.99       5.80      (2.54)     14.25
July                               (4.96)      8.15       1.37      (2.48)     (3.00)      5.11       8.87
August                              6.94      (8.52)     (1.88)      1.43      (5.26)     (8.06)      7.56
September                           5.53       1.20       2.79      (1.84)      3.68       1.09      (0.19)
October                            (1.84)     (2.21)     10.64       0.06       3.02      (0.70)     (3.95)
November                           (0.75)     (0.31)      3.96       0.20       4.76       1.33       2.66
December                            2.54       4.95       1.08       7.92       2.46       9.02      (0.73)
Compound Annual
        (Period)
        Rate of
        Return           7.87       7.00      12.61      17.33      32.82      11.78      10.88      17.30

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                   RATE OF RETURN (CONTINUED)
                       -----------------------------------------------------------------------------------
       MONTH            1991       1990       1989       1988       1987       1986       1985       1984
--------------------   ------     ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %          %
January                 (5.32)      4.13       3.18      (8.23)     13.86       3.84       5.69       5.03
February                 1.40       4.21      (4.67)      1.30       0.16      14.91       7.69       0.05
March                    2.60       2.99       7.53      (4.11)      3.34       1.59      (4.65)      1.08
April                   (0.09)      2.40      (1.51)     (1.87)     10.29      (7.05)     (2.12)      2.45
May                     (1.13)     (5.66)     17.04       6.09      (3.59)     (2.74)     (4.52)      4.76
June                     1.63       3.51      (8.11)     17.89      (3.63)     (9.34)     (2.12)     (6.11)
July                    (4.02)     16.05      (3.62)     (9.26)      1.12       5.98      14.68      19.22
August                  (6.09)      3.39      (8.53)     (0.47)     (3.72)      7.22      (2.75)     (9.05)
September                0.91       2.67      (2.74)      0.67      (5.88)    (18.35)    (14.63)      4.14
October                 (0.30)      7.65      (8.78)      1.64       1.66      (6.21)      9.15      (2.80)
November                 0.10       3.00       4.74       6.11       9.67      (5.36)     12.43      (6.69)
December                16.35       0.24       7.93      (4.27)      9.44      (1.44)      6.42      11.04
Compound Annual
        (Period)
        Rate of
        Return           4.44      53.01      (0.94)      2.70      35.02     (19.36)     23.44      21.72

                                              RATE OF RETURN (CONTINUED)
                       ------------------------------------------------------------------------
       MONTH            1983       1982       1981       1980       1979       1978       1977
--------------------   ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %
January                  6.28       4.77      11.39      20.82      (2.45)      6.33       2.16
February                (1.29)      8.68      10.40       3.81       5.52       3.91      (1.15)
March                   (2.12)      9.14      (8.62)      8.62       0.66      20.99       2.70
April                   (0.42)     (1.58)      9.48      (2.97)      6.82     (22.91)      7.02
May                      1.13      (0.82)      7.43       5.25       4.45      12.78      (7.51)
June                    (6.95)      8.99       9.74       3.44       7.41      (2.57)      1.21
July                    (1.11)    (11.00)      6.96       1.18      (2.50)      8.54       6.84
August                   5.57       3.32      (0.15)     (2.32)      1.82       1.02      (4.37)
September               (2.05)      7.66      (3.60)     (1.81)     14.84       5.34      (9.65)
October                  2.25      (4.04)     (4.79)      9.00      (0.74)     12.01       4.80
November                (7.08)     (2.57)      8.24       3.75       5.42     (14.17)     (3.62)
December                (3.13)      5.49     (10.00)      5.44       6.11      (5.42)     10.57
Compound Annual
        (Period)
        Rate of
        Return          (9.44)     29.09      38.50      66.53      57.18      18.92       7.12

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                     CAPSULE A-1
                        MILLBURN RIDGEFIELD CORPORATION
                             PRO FORMA OF CAPSULE A
                             DIVERSIFIED PORTFOLIO

              Largest monthly drawdown (past 5 years): (12.54)% - (2/96)
              Largest monthly drawdown (since 1977): (22.81)% - (4/78)
              Worst peak-to-valley drawdown: (past five years): (14.89)% - (8/97
              - 4/98)
              Worst peak-to-valley drawdown (since 1977): (32.74)% -
              (4/86-12/86)

                                                         RATE OF RETURN
                       -----------------------------------------------------------------------------------
       MONTH            1999       1998       1997       1996       1995       1994       1993       1992
--------------------   ------     ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %          %
January                 (4.38)      3.03       7.64       6.90      (3.26)     (8.11)     (2.99)     (8.76)
February                 2.67      (3.63)      5.26     (12.54)      6.34      (2.11)      5.66      (1.65)
March                    0.95       0.96      (3.61)      0.64      14.62       7.36      (1.19)     (1.05)
April                    6.03      (7.86)     (3.67)      5.69       3.98      (2.56)      5.63      (1.05)
May                     (4.21)      3.76       1.21      (7.12)     (1.49)      4.63      (2.39)      0.45
June                     6.31       2.12       0.27       3.79       0.79       5.36      (2.96)     14.29
July                               (5.26)      9.06       1.06      (3.09)     (3.56)      5.48       8.13
August                              7.04     (10.12)     (2.15)      1.42      (5.74)     (9.29)      6.59
September                           6.13       0.91       2.75      (2.33)      3.38       0.86      (0.48)
October                            (2.39)     (2.82)     11.58      (0.72)      2.89      (0.85)     (4.58)
November                           (1.10)     (0.64)      3.57      (0.15)      5.29       1.27       2.77
December                            2.80       5.52       0.91       8.57       2.05       9.83      (1.07)
Compound Annual
        (Period)
        Rate of
        Return           7.01       4.53       7.60      13.59      25.77       7.77       7.84      12.24

                                                   RATE OF RETURN (CONTINUED)
                       -----------------------------------------------------------------------------------
       MONTH            1991       1990       1989       1988       1987       1986       1985       1984
--------------------   ------     ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %          %
January                 (5.73)      4.08       3.51      (8.25)     14.69       3.99       6.38       5.37
February                 1.13       4.36      (4.93)      1.32       0.35      14.98       7.86       0.56
March                    2.56       3.23       8.21      (4.10)      3.71       1.84      (4.84)      1.53
April                   (0.41)      2.54      (1.68)     (1.89)     10.69      (6.95)     (2.08)      2.81
May                     (1.30)     (6.90)     17.33       6.20      (3.61)     (2.79)     (4.19)      5.32
June                     1.55       3.71      (9.81)     18.42      (3.59)     (9.11)     (1.97)     (5.56)
July                    (4.60)     18.53      (4.22)     (9.85)      1.29       6.05      15.83      20.16
August                  (6.52)      3.67      (9.36)     (0.41)     (3.63)      7.26      (3.15)     (9.74)
September                0.43       2.52      (2.90)      0.77      (5.94)    (18.03)    (14.38)      5.05
October                 (0.54)      6.85      (8.98)      1.77       1.83      (6.14)      9.21      (2.65)
November                (0.38)      2.72       4.66       6.87      10.23      (5.31)     13.43      (6.39)
December                19.70       0.14       7.92      (4.66)      9.97      (1.28)      6.74      11.29
Compound Annual
        (Period)
        Rate of
        Return           3.67      53.71      (3.99)      3.19      39.15     (18.10)     27.54      27.12

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                              RATE OF RETURN (CONTINUED)
                       ------------------------------------------------------------------------
       MONTH            1983       1982       1981       1980       1979       1978       1977
--------------------   ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %
January                  6.88       5.00      11.68      21.32      (1.87)      6.45       1.53
February                (1.30)     10.33      11.02       4.27       6.10       4.15      (0.60)
March                   (2.01)     10.14      (9.73)      9.45       1.32      21.52       2.74
April                   (0.23)     (1.05)     11.51      (2.81)      7.57     (22.81)      7.03
May                      1.47      (0.50)      8.09       5.11       5.41      13.16      (6.61)
June                    (6.71)      9.38      10.33       3.17       9.04      (1.97)      1.52
July                    (0.76)    (11.05)      6.78       1.56      (1.78)      9.15       6.89
August                   5.81       3.12       0.17      (2.23)      2.24       2.88      (4.09)
September               (1.74)      7.63      (3.76)     (1.49)     15.15       5.64      (9.29)
October                  2.31      (4.25)     (4.95)     10.15      (0.09)     12.31       5.08
November                (6.63)     (2.45)      8.61       4.43       5.81     (15.13)     (3.16)
December                (2.75)      5.60      (9.87)      6.49       6.74      (4.99)     11.03
Compound Annual
        (Period)
        Rate of
        Return          (6.42)     33.80      42.56      74.85      70.18      23.93      10.55

                                                                       CAPSULE B

                        MILLBURN RIDGEFIELD CORPORATION
                      DIVERSIFIED PORTFOLIO--HIGH LEVERAGE


              Name of CTA: Millburn Ridgefield Corporation
              Name of program: Diversified Portfolio--High Leverage Inception of trading by CTA: February 1971
              Inception of trading in program: April 1998
              Number of open accounts: 3
              Aggregate assets overall: $746,506,735
              Aggregate assets in program: $31,478,239
              Largest monthly drawdown: (9.36)% - (4/98)
              Worst peak-to-valley drawdown: (15.00)% - (4/98 - 7/98) 1999 year-to-date return (6 months): 4.11%
              1998 annual return (9 months): 4.67%


                                                                       CAPSULE C

                        MILLBURN RIDGEFIELD CORPORATION
                       DIVERSIFIED PORTFOLIO--2X LEVERAGE


              Name of CTA: Millburn Ridgefield Corporation
              Name of program: Diversified Portfolio-2X Leverage
              Inception of trading by CTA: February 1971
              Inception of trading in program: January 1998
              Number of open accounts: 0
              Aggregate assets overall: $746,506,735
              Aggregate assets in program: $0
              Largest monthly drawdown: (12.39)% - (7/98)
              Worst peak-to-valley drawdown: (25.40)% - (1/98 - 7/98) 1999 year-to-date return (5 months): 8.76%
              1998 annual return: (4.42)%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE D

                        MILLBURN RIDGEFIELD CORPORATION
                               CURRENCY PORTFOLIO


              Name of CTA: Millburn Ridgefield Corporation
              Name of program: Currency Portfolio
              Inception of trading by CTA: February 1971
              Inception of trading in program: November 1989
              Number of open accounts: 4
              Aggregate assets overall: $746,506,735
              Aggregate assets in program: $35,512,853
              Largest monthly drawdown: (12.03)% - (8/93)
              Worst peak-to-valley drawdown: (33.06)% - (9/92-1/95) 1999 year-to-date return (6 months): 7.83%
              1998 annual return: (5.02)%
              1997 annual return: 20.86%
              1996 annual return: 11.29%
              1995 annual return: 18.88%
              1994 annual return: (7.90%)


                                                                       CAPSULE E

                        MILLBURN RIDGEFIELD CORPORATION
                       CURRENCY PORTFOLIO - HIGH LEVERAGE


              Name of CTA: Millburn Ridgefield Corporation
              Name of program: Currency Portfolio - High Leverage
              Inception of trading by CTA: February 1971
              Inception of trading in program: July 1993
              Number of open accounts: 1
              Aggregate assets overall: $746,506,735
              Aggregate assets in program: $9,178,080
              Largest monthly drawdown: (13.10)% - (8/93)
              Worst peak-to-valley drawdown: (21.14)% - (9/97-8/98) 1999 year-to-date return (6 months): 8.11%
              1998 annual return: (15.45)%
              1997 annual return: 27.99%
              1996 annual return: 16.36%
              1995 annual return: 25.15%
              1994 annual return: (11.46)%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE F

                        MILLBURN RIDGEFIELD CORPORATION
                                GLOBAL PORTFOLIO


              Name of CTA: Millburn Ridgefield Corporation
              Name of program: Global Portfolio
              Inception of trading by CTA: February 1971
              Inception of trading in program: November 1989
              Number of open accounts: 4
              Aggregate assets overall: $746,506,735
              Aggregate assets in program: $108,452,710
              Largest monthly drawdown: (10.54)% - (1/94)
              Worst peak-to-valley drawdown: (15.53)% - (7/97 - 7/98) 1999 year-to-date return (6 months): 12.47%
              1998 annual return: 0.53%
              1997 annual return: 13.65%
              1996 annual return: 11.38%
              1995 annual return: 25.76%
              1994 annual return: (5.24)%


                                                                       CAPSULE G

                        MILLBURN RIDGEFIELD CORPORATION
                        GLOBAL PORTFOLIO - HIGH LEVERAGE


              Name of CTA: Millburn Ridgefield Corporation
              Name of program: Global Portfolio - High Leverage
              Inception of trading by CTA: February 1971
              Inception of trading in program: July 1993
              Number of open accounts: 0
              Aggregate assets overall: $746,506,735
              Aggregate assets in program: $0
              Largest monthly drawdown: (13.23)% - (1/94)
              Worst peak-to-valley drawdown: (20.05)% - (6/94 - 1/95) 1997 annual return: 11.82%
              1996 annual return: 11.15%
              1995 annual return: 32.15%
              1994 annual return: (9.03%)


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE H

                        MILLBURN RIDGEFIELD CORPORATION
                            WORLD RESOURCE PORTFOLIO


              Name of CTA: Millburn Ridgefield Corporation
              Name of program: World Resource Portfolio
              Inception of trading by CTA: February 1971
              Inception of trading in program: September 1995
              Number of open accounts: 4
              Aggregate assets overall: $746,506,735
              Aggregate assets in program: $111,403,838
              Largest monthly drawdown: (12.28)% - (2/96)
              Worst peak-to-valley drawdown: (15.26)% - (2/97 - 8/97) 1999 year-to-date return (6 months): 1.46%
              1998 annual return: 5.66%
              1997 annual return: 1.88%
              1996 annual return: 8.33%
              1995 annual return (4 months): 7.28%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.

                    THE INFORMATION RELATING TO THE "BENCHMARK LINKED RETURN ENHANCEMENT PROGRAM" ON PAGE 66 IS DELETED.

                    THE FOLLOWING INFORMATION UPDATES THE PERFORMANCE INFORMATION RELATING TO WIC SET FORTH ON PAGES 67-69. THE NOTES ON PAGES 69-70 ARE AN INTEGRAL PART OF THE FOLLOWING CAPSULES.

                                                                       CAPSULE A

                         WELTON INVESTMENT CORPORATION
                             DIVERSIFIED PORTFOLIO


              Name of CTA: Welton Investment Corporation
              Name of program: Diversified Portfolio
              Inception of trading by CTA: February 1989
              Inception of trading in program: April 1992
              Number of open accounts: 50
              Aggregate assets overall (excluding notional): $151 million Aggregate assets overall (including notional): $237 million Aggregate assets in program (excluding notional): $143 million Aggregate assets in program (including notional): $229 million Largest monthly drawdown (past 5 years): (15.94)% - (2/96)
              Largest monthly drawdown (since inception): (15.94)% - (2/96) Worst peak-to-valley drawdown (past 5 years): (25.96)% - (2/96 - 8/96)
              Worst peak-to-valley drawdown (since inception): (25.96)% -(2/96 - 8/96)
              Accounts closed with positive net performance (past 5 years): 21 Accounts closed with positive net performance (since inception):
              26
              Accounts closed with negative net performance (past 5 years): 20 Accounts closed with negative net performance (since inception):
              23


                                                         RATE OF RETURN
                       -----------------------------------------------------------------------------------
       MONTH            1999       1998       1997       1996       1995       1994       1993       1992
--------------------   ------     ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %          %
January                 (2.26)     (1.71)      2.42       5.94      (3.94)     (4.74)     (0.12)
February                (2.54)      6.81       6.21     (15.94)      8.90      (6.67)     15.85
March                   (7.90)      6.18      (1.57)     (1.86)     10.11       0.69      (0.09)
April                    1.12      (3.50)      0.28       4.66       3.57      (5.32)      7.04      (0.48)
May                     (3.33)      2.30       3.78      (7.71)     11.71       5.77      (6.61)     (7.47)
June                     3.43      (0.84)      5.96      (1.72)     (1.38)      5.72      (1.89)      9.32
July                               (0.25)     12.83      (2.83)     (2.57)     (4.04)     11.40      12.72
August                              5.63      (6.16)     (2.70)     (1.25)     (6.40)     (4.45)     (1.77)
September                           2.35       1.25       7.48       1.55       3.18       0.66      (6.89)
October                            (4.66)     (6.14)     13.16      (7.39)      0.48       4.90      (0.86)
November                            2.65       2.79       9.97       4.77      14.60       5.05      (2.10)
December                            2.04       1.23       2.15       9.44       1.23      10.48      (4.98)
Compound Annual
        (Period)
        Rate of
        Return         (11.30)     17.52      23.62       7.17      36.35       2.38      47.90      (4.28)

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                     CAPSULE A-1

                         WELTON INVESTMENT CORPORATION
                             PRO FORMA OF CAPSULE A
                             DIVERSIFIED PORTFOLIO


              Largest monthly drawdown (past 5 years): (16.74)% - (2/96) Largest monthly drawdown (since inception): (16.74)% - (2/96) Worst peak-to-valley drawdown (past 5 years): (26.61)% - (2/96-8/96)
              Worst peak-to-valley drawdown (since inception): (26.61)% - (2/96-8/96)


                                                         RATE OF RETURN
                       -----------------------------------------------------------------------------------
       MONTH            1999       1998       1997       1996       1995       1994       1993       1992
--------------------   ------     ------     ------     ------     ------     ------     ------     ------
                         %          %          %          %          %          %          %          %
January                 (2.50)     (1.95)      2.20       5.95      (4.08)     (4.86)     (0.12)
February                (2.75)      7.19       5.51     (16.74)      8.47      (6.99)     17.01
March                   (8.13)      6.38      (1.64)     (1.79)     10.19       0.74       0.31
April                    0.97      (3.94)      0.59       4.89       3.68      (5.67)      5.81      (0.55)
May                     (3.41)      2.28       3.81      (7.78)     11.35       5.76      (7.05)     (7.11)
June                     2.98      (0.99)      5.55      (1.87)     (1.11)      5.79      (1.97)      9.76
July                               (0.41)     12.05      (2.79)     (2.48)     (4.31)     12.45      10.80
August                              5.84      (7.32)     (2.73)     (1.01)     (6.45)     (5.44)     (0.88)
September                           2.09       1.21       7.52       1.95       3.53       0.61      (6.95)
October                            (5.20)     (6.58)     13.21      (7.53)      0.56       5.37      (0.67)
November                            2.55       2.65       9.51       5.35      14.24       4.90      (1.74)
December                            1.98       1.20       2.02       9.71       1.09      10.02      (4.81)
Compound Annual
        (Period)
        Rate of
        Return         (12.51)     16.03      19.24       5.74      37.68       1.26      47.05      (3.73)

                                                                       CAPSULE B

                         WELTON INVESTMENT CORPORATION
                     GLOBAL FINANCIALS AND METALS PORTFOLIO


              Name of CTA: Welton Investment Corporation
              Name of program: Global Financials and Metals Portfolio Inception of trading by CTA: February 1989
              Inception of trading in program: April 1992
              Number of open accounts: 1
              Aggregate assets overall (excluding notional): $151 million Aggregate assets overall (including notional): $237 million Aggregate assets in program (excluding notional): $6 million Aggregate assets in program (including notional): $6 million Largest monthly drawdown: (15.72)% - (2/96)
              Worst peak-to-valley drawdown: (30.89)% - (12/93 - 9/94) 1999 year-to-date return (6 months): (11.30)%
              1998 annual return: 19.14%
              1997 annual return: 19.18%
              1996 annual return: 10.12%
              1995 annual return: 48.90%
              1994 annual return: (23.34)%


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                                       CAPSULE C

                         WELTON INVESTMENT CORPORATION
                          GLOBAL FINANCIALS PORTFOLIO


              Name of CTA: Welton Investment Corporation
              Name of program: Global Financials Portfolio
              Inception of trading by CTA: February 1989
              Inception of trading in program: November 1994
              Number of open accounts: 2
              Aggregate assets overall (excluding notional): $151 million Aggregate assets overall (including notional): $237 million Aggregate assets in program (excluding notional): $2 million Aggregate assets in program (including notional): $2 million Largest monthly drawdown: (15.70)% - (2/96)
              Worst peak-to-valley drawdown: (30.20)% - (1/96 - 8/96)
              1999 year-to-date return (6 months): (9.60)%
              1998 annual return: 19.98%
              1997 annual return: 14.35%
              1996 annual return: 7.05%
              1995 annual return: 49.67%
              1994 period return (2 months): 3.73%


                                                                       CAPSULE D

                         WELTON INVESTMENT CORPORATION
                       TRADING PROGRAMS NO LONGER OFFERED
                              As of June 30, 1999


  February 1989      Date advisor began trading client accounts
   $151 million      Total assets under management by the advisor representing actual funds
   $237 million      Total assets under management by the advisor representing nominal funds

---------------------------------------------------------------------------------------------------------------------------
                                                                                                INTERNATIONAL INTEREST
                                EQUITY LINKED PORTFOLIO             CUSTOM                           RATE
      TRADING PROGRAM           ENHANCEMENT PRODUCT             GLOBAL FINANCIAL ACCOUNTS          PORTFOLIO

---------------------------------------------------------------------------------------------------------------------------
 Date Program Began Trading         Oct-93                          Mar-94                          Mar-92
    Actual Funds Managed            Closed                          Closed                          Closed
                                    Oct-94                          Oct-94                          Mar-96
Nominal Funds Managed                        --                              --                              --
Open Accounts                                 0                               0                               0
Closed Accounts                               2                               6                              33
Accounts Closed at a Profit                   1                               0                               9
Accounts Closed at a Loss                     1                               6                              24
                             PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

----------------------------

                                                              QUANTITATIVE FOREIGN                 WORLD
      TRADING PROGRAM         NONFINANCIAL PORTFOLIO          EXCHANGE PORTFOLIO              CURRENCY PORTFOLIO
----------------------------
 Date Program Began Trading       Mar-94                          Jun-94                          Apr-92
    Actual Funds Managed          Closed                          Closed                          Closed
                                  Aug-95                          Feb-95                          Feb-94
Nominal Funds Managed                      --                              --                              --
Open Accounts                               0                               0                               0
Closed Accounts                             4                               2                               4
Accounts Closed at a Profit                 2                               0                               1
Accounts Closed at a Loss                   2                               2                               3

----------------------------
                               WORLD
                              EQUITY
                               INDEX
      TRADING PROGRAM         PORTFOLIO
----------------------------
 Date Program Began Trading   May-94
    Actual Funds Managed      Closed
                              Jun-96
Nominal Funds Managed              --
Open Accounts                       0
Closed Accounts                    11
Accounts Closed at a Profit         1
Accounts Closed at a Loss          10

Annual Rates of Return
1994                                        (4.21)%                        (22.89)%                        (26.68)%
1995                                           --                              --                           56.49%
1996                                           --                              --                          (14.87)%
1997                                           --                              --                              --
1998                                           --                              --                              --
YTD through June-99                            --                              --                              --

Largest Single Monthly
Drawdown1                                   (1.79)%                         (7.15)%                        (14.47)%

      Date of Drawdown               Jul-94                          Oct-94                          Feb-96
Largest Peak-to-Valley
Drawdown2                                   (6.55)%                        (25.12)%                        (32.40)%
        Date of Peak                 Mar-94                          Mar-94                          Dec-93
       Date of Valley                Oct-94                          Oct-94                          Jan-95
---------------------------------------------------------------------------------------------------------------------------

Annual Rates of Return
1994                                      44.13%                         (13.66)%                         (2.99)%
1995                                     (16.38)%                         (2.94)%                            --
1996                                         --                              --                              --
1997                                         --                              --                              --
1998                                         --                              --                              --
YTD through June-99                          --                              --                              --
Largest Single Monthly
Drawdown1                                 (8.99)%                        (14.68)%                         (8.80)%
      Date of Drawdown             Mar-95                          Nov-94                          Jan-93
Largest Peak-to-Valley
Drawdown2                                (19.03)%                        (17.58)%                        (23.21)%
        Date of Peak               Feb-95                          Oct-94                          Nov-92
       Date of Valley              Aug-95                          Feb-95                          Feb-94
----------------------------

Annual Rates of Return
1994                             (15.97)%
1995                               4.99%
1996                             (14.82)%
1997                                 --
1998                                 --
YTD through June-99                  --
Largest Single Monthly
Drawdown1                         (9.71)%
      Date of Drawdown         Jun-96
Largest Peak-to-Valley
Drawdown2                        (25.18)%
        Date of Peak           May-94
       Date of Valley          Jan-96
----------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                               CERTAIN LITIGATION

                    THE FOLLOWING SUPPLEMENTS "CERTAIN LITIGATION" ON PAGE 75.

                    The New York Supreme Court dismissed the New York action in November 1998, but granted the plaintiffs leave to file an amended complaint, which they did in early December 1998. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. The defendants filed a motion to dismiss the amended complaint with prejudice on February 1, 1999.

                    With respect to the plaintiff's consolidated action in California, on July 1, 1999, the Superior Court of the State of California, ruling from the bench, denied the plaintiffs' motion to have their lawsuit certified as a class action, stating, among other things, that plaintiffs' lawsuit did not present common questions of fact.

                              POTENTIAL ADVANTAGES


                    THE FOLLOWING TABLE UPDATES AND REPLACES THE "ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME" TABLE ON PAGE 99. THE NOTES ON PAGES 99-100 (AS REVISED BELOW) ARE AN INTEGRAL PART OF THE FOLLOWING TABLE.


               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                       U.S. TREASURY                                                                        PUBLIC
           U.S.        BONDS (LEHMAN      U.S. CORPORATE     NON-U.S.        GLOBAL         MANAGED         MANAGED
          STOCKS        BROTHERS          BONDS (SALOMON      STOCKS         STOCKS         FUTURES        FUTURES FUNDS
          (S&P 500      TREASURY          CORPORATE          (MSCI EAFE     (MSCI WORLD     (BARCLAY       (MAR PUBLIC
          INDEX)       BOND INDEX)        BOND INDEX)         INDEX)         INDEX)         CTA INDEX)     FUND INDEX)
          --------     --------------     --------------     ----------     -----------     ----------     -------------
             %             %                  %                 %              %               %               %
1981         (5.0)            1.1               (1.2)            (1.0)          (3.3)           23.9             N/A
1982         21.6            41.1               42.5             (0.8)          11.3            16.7             N/A
1983         22.5             1.8                6.3             24.6           23.3            23.8             N/A
1984          6.2            14.7               16.9              7.9            5.8             8.7             1.4
1985         31.7            32.0               30.1             56.7           41.8            25.5            21.9
1986         18.6            24.2               19.9             69.9           42.8             3.8           (14.4)
1987          5.2            (2.7)              (0.3)            24.9           16.8            57.3            43.1
1988         16.5             9.1               10.7             28.6           23.9            21.8             7.3
1989         31.6            18.9               16.2             10.8           17.2             1.8             4.7
1990         (3.1)            4.6                6.8            (23.2)         (16.5)           21.0            14.2
1991         30.4            17.9               19.9             12.5           19.0             3.7            10.0
1992          7.6             7.8                9.4            (11.8)          (4.7)           (0.9)           (1.4)
1993         10.1            16.4               13.2             32.9           23.1            10.4            10.7
1994          1.3            (6.9)              (5.8)             8.1            5.6            (0.7)           (7.7)
1995         37.5            30.7               27.2             11.6           21.3            13.7            13.9
1996         22.8            (0.4)               1.3              6.4           14.0             9.1             9.8
1997         33.4            14.9               11.6              2.1           16.2            10.9             7.6
1998         28.6            13.5               12.5             20.3           24.8             7.0             7.9
1999*        12.4            (6.6)              (6.3)             4.1            8.7             1.8             2.1


*1999 returns are as of June 30, 1999.



                    THE FOLLOWING "NOTE" IS ADDED TO THE "NOTES TO `ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME' TABLE" ON PAGES 99-100.


                    The MSCI World Index is comprised of 1,456 companies, representing a market structure of 22 countries around the world. The index is used to represent global equities, including U.S. and Canadian markets. The MSCI World Index performance data for global stocks is provided by Morgan Stanley Capital International Inc. (New York, NY).

                    THE FOLLOWING IS ADDED AS THE FIFTH FULL PARAGRAPH ON PAGE 100.



                    An investor's portfolio probably contains traditional investments such as stocks and bonds. In order to maximize profit potential (with commensurate risk) in all market cycles, it should also include asset classes that have the potential to perform when these markets experience difficulty. Managed futures have historically performed independently of traditional investments, such as stocks (see chart below). This is referred to as non-correlation, or the potential for managed futures to perform when traditional markets such as stocks and bonds may experience difficulty performing.



                    Of course, the degree of non-correlation of any given managed futures fund (including the Partnerships) will vary and some funds will have significantly lesser degrees of non-correlation (i.e., greater correlation) with stocks and/or bonds than others.



                    THE FOLLOWING CHART UPDATES AND REPLACES THE "MANAGED FUTURES VS. STOCKS" CHART ON PAGE 101.



                    The following chart was prepared by the General Partner to illustrate the performance of managed futures against that of stocks from January 1981 through June 1999, using the recognized market indices of each asset. The Notes on page 102 are an integral part of the following chart.

                           MANAGED FUTURES VS. STOCKS
                      12-MONTH HOLDING PERIOD PERFORMANCE



                                                          S&P 500 Index                                         12-month
                                                    (STOCKS)                                                    holding
                                                                                                                periods

                                                             ROR                 QTRLY          ANNUAL
                           12/80                                         1000.00
            1981            1/81                          -4.20%          958.00
                            2/81                           1.70%          974.29
                            3/81                           4.00%         1013.26          1.33%
                            4/81                          -1.90%          994.01
                            5/81                           0.20%          995.99
                            6/81                          -0.60%          990.02         -2.29%
                            7/81                           0.20%          992.00
                            8/81                          -5.80%          934.46
                            9/81                          -4.90%          888.67        -10.24%
                           10/81                           5.40%          936.66
                           11/81                           4.10%          975.06
                           12/81                          -2.60%          949.71          6.87%          -5.03%          -5.03%
            1982            1/82                          -1.30%          937.37                                         -2.15%
                            2/82                          -5.60%          884.87                                         -9.18%
                            3/82                          -0.50%          880.45         -7.29%                         -13.11%
                            4/82                           4.50%          920.07                                         -7.44%
                            5/82                          -3.40%          888.79                                        -10.76%
                            6/82                          -1.50%          875.46         -0.57%                         -11.57%
                            7/82                          -1.80%          859.70                                        -13.34%
                            8/82                          12.10%          963.72                                          3.13%
                            9/82                           1.20%          975.29         11.40%                           9.75%
                           10/82                          11.50%         1087.44                                         16.10%
                           11/82                           4.00%         1130.94                                         15.99%
                           12/82                           1.90%         1152.43         18.16%          21.34%          21.34%
            1983            1/83                           3.70%         1195.07                                         27.49%
                            2/83                           2.30%         1222.56                                         38.16%
                            3/83                           3.70%         1267.79         10.01%                          43.99%
                            4/83                           7.90%         1367.95                                         48.68%
                            5/83                          -0.90%         1355.63                                         52.53%
                            6/83                           3.90%         1408.50         11.10%                          60.89%
                            7/83                          -3.00%         1366.25                                         58.92%
                            8/83                           1.50%         1386.74                                         43.89%
                            9/83                           1.40%         1406.16         -0.17%                          44.18%
                           10/83                          -1.20%         1389.28                                         27.76%
                           11/83                           2.10%         1418.46                                         25.42%
                           12/83                          -0.50%         1411.37          0.37%          22.47%          22.47%
            1984            1/84                          -0.60%         1402.90                                         17.39%
                            2/84                          -3.50%         1353.80                                         10.73%
                            3/84                           1.70%         1376.81         -2.45%                           8.60%
                            4/84                           0.90%         1389.20                                          1.55%
                            5/84                          -5.60%         1311.41                                         -3.26%
                            6/84                           2.10%         1338.95         -2.75%                          -4.94%
                            7/84                          -1.20%         1322.88                                         -3.17%
                            8/84                          11.00%         1468.40                                          5.89%
                            9/84                           0.00%         1468.40          9.67%                           4.43%
                           10/84                           0.40%         1474.27                                          6.12%
                           11/84                          -1.10%         1458.05                                          2.79%
                           12/84                           2.60%         1495.96          1.88%           5.99%           5.99%
            1985            1/85                           7.80%         1612.65                                         14.95%
                            2/85                           1.20%         1632.00                                         20.55%
                            3/85                           0.10%         1633.63          9.20%                          18.65%
                            4/85                          -0.10%         1632.00                                         17.48%
                            5/85                           5.80%         1726.65                                         31.66%
                            6/85                           1.60%         1754.28          7.39%                          31.02%
                            7/85                          -0.10%         1752.52                                         32.48%
                            8/85                          -0.90%         1736.75                                         18.28%
                            9/85                          -3.10%         1682.91         -4.07%                          14.61%
                           10/85                           4.60%         1760.33                                         19.40%
                           11/85                           6.90%         1881.79                                         29.06%
                           12/85                           4.80%         1972.11         17.18%          31.83%          31.83%
            1986            1/86                           0.60%         1983.95                                         23.02%
                            2/86                           7.50%         2132.74                                         30.68%
                            3/86                           5.60%         2252.18         14.20%                          37.86%
                            4/86                          -1.10%         2227.40                                         36.48%
                            5/86                           5.30%         2345.46                                         35.84%
                            6/86                           1.70%         2385.33          5.91%                          35.97%
                            7/86                          -5.60%         2251.75                                         28.49%
                            8/86                           7.40%         2418.38                                         39.25%
                            9/86                          -8.30%         2217.65         -7.03%                          31.77%
                           10/86                           5.80%         2346.28                                         33.29%
                           11/86                           2.40%         2402.59                                         27.68%
                           12/86                          -2.60%         2340.12          5.52%          18.66%          18.66%
            1987            1/87                          13.50%         2656.04                                         33.88%
                            2/87                           3.90%         2759.62                                         29.39%
                            3/87                           2.90%         2839.65         21.35%                          26.08%
                            4/87                          -0.90%         2814.10                                         26.34%
                            5/87                           0.90%         2839.42                                         21.06%
                            6/87                           5.00%         2981.39          4.99%                          24.99%
                            7/87                           5.10%         3133.44                                         39.16%
                            8/87                           3.70%         3249.38                                         34.36%
                            9/87                          -2.20%         3177.90          6.59%                          43.30%
                           10/87                         -21.50%         2494.65                                          6.32%
                           11/87                          -8.20%         2290.09                                         -4.68%
                           12/87                           7.60%         2464.13        -22.46%           5.30%           5.30%
            1988            1/88                           4.40%         2572.56                                         -3.14%
                            2/88                           4.50%         2688.32                                         -2.58%
                            3/88                          -3.00%         2607.67          5.83%                          -8.17%
                            4/88                           1.20%         2638.96                                         -6.22%
                            5/88                           0.60%         2654.80                                         -6.50%
                            6/88                           4.60%         2776.92          6.49%                          -6.86%
                            7/88                          -0.20%         2771.36                                        -11.56%
                            8/88                          -3.60%         2671.59                                        -17.78%
                            9/88                           4.30%         2786.47          0.34%                         -12.32%
                           10/88                           2.90%         2867.28                                         14.94%
                           11/88                          -1.60%         2821.40                                         23.20%
                           12/88                           1.80%         2872.19          3.08%          16.56%          16.56%
            1989            1/89                           7.40%         3084.73                                         19.91%
                            2/89                          -2.60%         3004.53                                         11.76%
                            3/89                           2.40%         3076.64          7.12%                          17.98%
                            4/89                           5.30%         3239.70                                         22.76%
                            5/89                           3.80%         3362.81                                         26.67%
                            6/89                          -0.50%         3345.99          8.75%                          20.49%
                            7/89                           9.10%         3650.48                                         31.72%
                            8/89                           1.80%         3716.19                                         39.10%
                            9/89                          -0.40%         3701.32         10.62%                          32.83%
                           10/89                          -2.30%         3616.19                                         26.12%
                           11/89                           1.90%         3684.90                                         30.61%
                           12/89                           2.40%         3773.34          1.95%          31.37%          31.37%
            1990            1/90                          -6.60%         3524.30                                         14.25%
                            2/90                           1.10%         3563.06                                         18.59%
                            3/90                           2.70%         3659.27         -3.02%                          18.94%
                            4/90                          -2.40%         3571.44                                         10.24%
                            5/90                           9.50%         3910.73                                         16.29%
                            6/90                          -0.60%         3887.27          6.23%                          16.18%
                            7/90                          -0.20%         3879.49                                          6.27%
                            8/90                          -9.10%         3526.46                                         -5.11%
                            9/90                          -4.80%         3357.19        -13.64%                          -9.30%
                           10/90                          -0.30%         3347.12                                         -7.44%
                           11/90                           6.30%         3557.99                                         -3.44%
                           12/90                           2.80%         3657.61          8.95%          -3.07%          -3.07%
            1991            1/91                           4.50%         3822.20                                          8.45%
                            2/91                           7.00%         4089.76                                         14.78%
                            3/91                           2.50%         4192.00         14.61%                          14.56%
                            4/91                           0.30%         4204.58                                         17.73%
                            5/91                           4.10%         4376.96                                         11.92%
                            6/91                          -4.50%         4180.00         -0.29%                           7.53%
                            7/91                           4.80%         4380.64                                         12.92%
                            8/91                           2.20%         4477.01                                         26.95%
                            9/91                          -1.70%         4400.90          5.28%                          31.09%
                           10/91                           1.40%         4462.52                                         33.32%
                           11/91                          -4.10%         4279.55                                         20.28%
                           12/91                          11.40%         4767.42          8.33%          30.34%          30.34%
            1992            1/92                          -1.70%         4686.38                                         22.61%
                            2/92                           1.20%         4742.61                                         15.96%
                            3/92                          -1.90%         4652.50         -2.41%                          10.99%
                            4/92                           3.00%         4792.08                                         13.97%
                            5/92                           0.30%         4806.46                                          9.81%
                            6/92                          -1.50%         4734.36          1.76%                          13.26%
                            7/92                           4.20%         4933.20                                         12.61%
                            8/92                          -2.20%         4824.67                                          7.77%
                            9/92                           1.20%         4882.57          3.13%                          10.94%
                           10/92                           0.50%         4906.98                                          9.96%
                           11/92                           3.30%         5068.91                                         18.44%
                           12/92                           1.30%         5134.81          5.17%           7.71%           7.71%
            1993            1/93                           0.90%         5181.02                                         10.55%
                            2/93                           1.30%         5248.37                                         10.66%
                            3/93                           2.10%         5358.59          4.36%                          15.18%
                            4/93                          -2.30%         5235.34                                          9.25%
                            5/93                           2.50%         5366.22                                         11.65%
                            6/93                           0.30%         5382.32          0.44%                          13.69%
                            7/93                          -0.30%         5366.18                                          8.78%
                            8/93                           3.70%         5564.72                                         15.34%
                            9/93                          -0.80%         5520.21          2.56%                          13.06%
                           10/93                           2.20%         5641.65                                         14.97%
                           11/93                          -1.10%         5579.59                                         10.07%
                           12/93                           1.20%         5646.55          2.29%           9.97%           9.97%
            1994            1/94                           3.50%         5844.18                                         12.80%
                            2/94                          -2.80%         5680.54                                          8.23%
                            3/94                          -4.30%         5436.28         -3.72%                           1.45%
                            4/94                           1.40%         5512.39                                          5.29%
                            5/94                           1.50%         5595.07                                          4.26%
                            6/94                          -2.40%         5460.79          0.45%                           1.46%
                            7/94                           3.40%         5646.46                                          5.22%
                            8/94                           4.00%         5872.31                                          5.53%
                            9/94                          -2.50%         5725.51          4.85%                           3.72%
                           10/94                           2.30%         5857.19                                          3.82%
                           11/94                          -3.70%         5640.48                                          1.09%
                           12/94                           1.50%         5725.08         -0.01%           1.39%           1.39%
            1995            1/95                           2.70%         5879.66                                          0.61%
                            2/95                           3.80%         6103.09                                          7.44%
                            3/95                           3.00%         6286.18          9.80%                          15.63%
                            4/95                           3.00%         6474.77                                         17.46%
                            5/95                           3.90%         6727.28                                         20.24%
                            6/95                           2.30%         6882.01          9.48%                          26.03%
                            7/95                           3.40%         7116.00                                         26.03%
                            8/95                           0.20%         7130.23                                         21.42%
                            9/95                           4.20%         7429.70          7.96%                          29.76%
                           10/95                          -0.30%         7407.41                                         26.47%
                           11/95                           4.30%         7725.93                                         36.97%
                           12/95                           1.90%         7872.72          5.96%          37.51%          37.51%
            1996            1/96                           3.50%         8148.27                                         38.58%
                            2/96                           0.90%         8221.60                                         34.71%
                            3/96                           1.00%         8303.82          5.48%                          32.10%
                            4/96                           1.50%         8428.38                                         30.17%
                            5/96                           2.50%         8639.08                                         28.42%
                            6/96                           0.40%         8673.64          4.45%                          26.03%
                            7/96                          -4.40%         8292.00                                         16.53%
                            8/96                           2.10%         8466.13                                         18.74%
                            9/96                           5.60%         8940.24          3.07%                          20.33%
                           10/96                           2.80%         9190.56                                         24.07%
                           11/96                           7.50%         9879.86                                         27.88%
                           12/96                          -2.00%         9682.26          8.30%          22.98%          22.98%
            1997            1/97                           6.20%        10282.56                                         26.19%
                            2/97                           0.80%        10364.82                                         26.07%
                            3/97                          -4.10%         9939.86          2.66%                          19.70%
                            4/97                           6.00%        10536.25                                         25.01%
                            5/97                           6.10%        11178.96                                         29.40%
                            6/97                           4.50%        11682.02         17.53%                          34.68%
                            7/97                           8.00%        12616.58                                         52.15%
                            8/97                          -5.60%        11910.05                                         40.68%
                            9/97                           5.50%        12565.10          7.56%                          40.55%
                           10/97                          -3.30%        12150.45                                         32.21%
                           11/97                           4.60%        12709.38                                         28.64%
                           12/97                           1.70%        12925.44          2.87%          33.50%          33.50%
            1998            1/98                           1.10%        13067.62                                         27.09%
                            2/98                           7.20%        14008.48                                         35.15%
                            3/98                           5.10%        14722.92         13.91%                          48.12%
                            4/98                           1.00%        14870.15                                         41.13%
                            5/98                          -1.70%        14617.35                                         30.76%
                            6/98                           4.10%        15216.66          3.35%                          30.26%
                            7/98                          -1.10%        15049.28                                         19.28%
                            8/98                         -14.50%        12867.14                                          8.04%
                            9/98                           6.41%        13691.92        -10.02%                           8.97%
                           10/98                           8.13%        14805.07                                         21.85%
                           11/98                           6.10%        15708.18                                         23.60%
                           12/98                           5.80%        16619.26         21.38%          28.58%          28.58%
            1999            1/99                           4.20%        17317.26                                         32.52%
                            2/99                          -3.10%        16780.43                                         19.79%
                            3/99                           4.00%        17451.65          5.01%                          18.53%
                            4/99                           3.90%        18132.26                                         21.94%
                            5/99                          -2.40%        17697.09                                         21.07%
                            6/99                           5.50%        18670.43          6.98%          12.34%          22.70%


                                 Source: Thomson Financial Software Solutions, Boston, MA



                 BARCLAY'S CTA INDEX                                                12-month
                 (MANAGED FUTURES)                                                  holding
                                                                                    periods

                       ROR                       QTRLY           ANNUAL
                                         1000.00
                           5.25%         1052.50
                           0.78%         1060.71
                          -3.98%         1018.49           1.85%
                           1.22%         1030.92
                           3.56%         1067.62
                          16.46%         1243.35          22.08%
                          -2.73%         1209.41
                           3.05%         1246.29
                          -2.57%         1214.26          -2.34%
                          -2.25%         1186.94
                           6.71%         1266.59
                          -2.18%         1238.97           2.04%          23.90%         23.90%
                           1.67%         1259.67                                         19.68%
                           3.05%         1298.09                                         22.38%
                           7.34%         1393.36          12.46%                         36.81%
                          -0.74%         1383.05                                         34.16%
                           3.16%         1426.76                                         33.64%
                           6.82%         1524.06           9.38%                         22.58%
                          -9.12%         1385.07                                         14.52%
                           4.30%         1444.63                                         15.91%
                           9.39%         1580.28           3.69%                         30.14%
                          -3.09%         1531.45                                         29.02%
                          -4.91%         1456.25                                         14.97%
                          -0.73%         1445.62          -8.52%          16.68%         16.68%
                          18.37%         1711.18                                         35.84%
                          -9.05%         1556.32                                         19.89%
                           2.04%         1588.07           9.85%                         13.97%
                          -0.82%         1575.05                                         13.88%
                           9.82%         1729.72                                         21.23%
                          -8.50%         1582.69          -0.34%                          3.85%
                           3.12%         1632.07                                         17.83%
                           9.06%         1779.94                                         23.21%
                           0.19%         1783.32          12.68%                         12.85%
                           1.83%         1815.95                                         18.58%
                          -4.17%         1740.23                                         19.50%
                           2.80%         1788.95           0.32%          23.75%         23.75%
                           1.60%         1817.58                                          6.22%
                          -0.96%         1800.13                                         15.67%
                           1.97%         1835.59           2.61%                         15.59%
                          -2.53%         1789.15                                         13.59%
                           4.12%         1862.86                                          7.70%
                          -9.81%         1680.12          -8.47%                          6.16%
                          21.33%         2038.49                                         24.90%
                          -8.00%         1875.41                                          5.36%
                           3.98%         1950.05          16.07%                          9.35%
                          -4.20%         1868.15                                          2.87%
                          -2.98%         1812.48                                          4.15%
                           7.33%         1945.33          -0.24%           8.74%          8.74%
                           2.57%         1995.33                                          9.78%
                           4.67%         2088.51                                         16.02%
                          -1.06%         2066.37           6.22%                         12.57%
                          -1.98%         2025.45                                         13.21%
                           1.34%         2052.60                                         10.18%
                          -4.83%         1953.46          -5.46%                         16.27%
                          13.96%         2226.16                                          9.21%
                          -1.62%         2190.09                                         16.78%
                          -7.69%         2021.68           3.49%                          3.67%
                           6.61%         2155.31                                         15.37%
                           4.69%         2256.39                                         24.49%
                           8.20%         2441.42          20.76%          25.50%         25.50%
                           1.87%         2487.07                                         24.64%
                          14.14%         2838.74                                         35.92%
                           5.62%         2998.28          22.81%                         45.10%
                          -6.23%         2811.49                                         38.81%
                          -3.92%         2701.28                                         31.60%
                          -1.46%         2661.84         -11.22%                         36.26%
                           3.25%         2748.35                                         23.46%
                           5.11%         2888.79                                         31.90%
                          -5.56%         2728.17           2.49%                         34.95%
                          -4.40%         2608.13                                         21.01%
                          -2.20%         2550.75                                         13.05%
                          -0.63%         2534.68          -7.09%           3.82%          3.82%
                          10.51%         2801.08                                         12.63%
                           0.61%         2818.17                                         -0.72%
                           3.37%         2913.14          14.93%                         -2.84%
                          22.07%         3556.07                                         26.48%
                          -1.81%         3491.70                                         29.26%
                          -3.24%         3378.57          15.98%                         26.93%
                           4.73%         3538.38                                         28.75%
                          -1.69%         3478.58                                         20.42%
                           0.72%         3503.63           3.70%                         28.42%
                           0.33%         3515.19                                         34.78%
                           8.60%         3817.49                                         49.66%
                           4.42%         3986.23          13.77%          57.27%         57.27%
                          -1.88%         3911.29                                         39.63%
                           0.70%         3938.66                                         39.76%
                          -3.43%         3803.57          -4.58%                         30.57%
                          -3.95%         3653.33                                          2.74%
                           8.95%         3980.30                                         13.99%
                          27.40%         5070.90          33.32%                         50.09%
                          -8.23%         4653.57                                         31.52%
                           0.54%         4678.70                                         34.50%
                           0.80%         4716.13          -7.00%                         34.61%
                           1.37%         4780.74                                         36.00%
                           2.62%         4905.99                                         28.51%
                          -1.07%         4853.50           2.91%          21.76%         21.76%
                           1.48%         4925.33                                         25.93%
                          -3.47%         4754.42                                         20.71%
                           3.65%         4927.96           1.53%                         29.56%
                          -2.50%         4804.76                                         31.52%
                          11.92%         5377.49                                         35.10%
                           1.28%         5446.32          10.52%                          7.40%
                          -1.74%         5351.55                                         15.00%
                          -5.83%         5039.56                                          7.71%
                          -3.04%         4886.35         -10.28%                          3.61%
                          -5.99%         4593.66                                         -3.91%
                           2.30%         4699.32                                         -4.21%
                           5.14%         4940.86           1.12%           1.80%          1.80%
                           1.54%         5016.95                                          1.86%
                           0.79%         5056.58                                          6.36%
                           3.02%         5209.29           5.43%                          5.71%
                           4.54%         5445.79                                         13.34%
                          -5.49%         5146.82                                         -4.29%
                           1.23%         5210.13           0.02%                         -4.34%
                           5.62%         5502.93                                          2.83%
                           6.69%         5871.08                                         16.50%
                           2.78%         6034.30          15.82%                         23.49%
                           1.15%         6103.69                                         32.87%
                          -0.47%         6075.00                                         29.27%
                          -1.57%         5979.63          -0.91%          21.02%         21.02%
                          -4.90%         5686.62                                         13.35%
                          -0.83%         5639.43                                         11.53%
                           4.28%         5880.79          -1.65%                         12.89%
                          -1.89%         5769.65                                          5.95%
                          -1.61%         5676.76                                         10.30%
                           2.66%         5827.76          -0.90%                         11.85%
                          -3.36%         5631.94                                          2.34%
                          -1.92%         5523.81                                         -5.91%
                           2.72%         5674.06          -2.64%                         -5.97%
                          -0.91%         5622.42                                         -7.88%
                           0.26%         5637.04                                         -7.21%
                          10.03%         6202.44           9.31%           3.73%          3.73%
                          -4.53%         5921.47                                          4.13%
                          -2.61%         5766.92                                          2.26%
                          -1.81%         5662.54          -8.70%                         -3.71%
                          -0.80%         5617.24                                         -2.64%
                          -0.73%         5576.23                                         -1.77%
                           4.44%         5823.81           2.85%                         -0.07%
                           4.31%         6074.82                                          7.86%
                           2.30%         6214.54                                         12.50%
                          -1.61%         6114.49           4.99%                          7.76%
                           0.19%         6126.11                                          8.96%
                           1.19%         6199.01                                          9.97%
                          -0.86%         6145.69           0.51%          -0.91%         -0.91%
                          -1.81%         6034.46                                          1.91%
                           5.47%         6364.54                                         10.36%
                          -0.50%         6332.72           3.04%                         11.84%
                           3.20%         6535.37                                         16.34%
                           0.62%         6575.89                                         17.93%
                           0.98%         6640.33           4.86%                         14.02%
                           3.71%         6886.69                                         13.36%
                          -3.11%         6672.51                                          7.37%
                          -0.85%         6615.79          -0.37%                          8.20%
                          -0.58%         6577.42                                          7.37%
                           0.15%         6587.29                                          6.26%
                           2.97%         6782.93           2.53%          10.37%         10.37%
                          -3.30%         6559.09                                          8.69%
                          -1.44%         6464.64                                          1.57%
                           2.03%         6595.88          -2.76%                          4.16%
                          -1.77%         6479.13                                         -0.86%
                           2.78%         6659.25                                          1.27%
                           2.50%         6825.73           3.48%                          2.79%
                          -1.04%         6754.74                                         -1.92%
                          -3.11%         6544.67                                         -1.92%
                           1.68%         6654.62          -2.51%                          0.59%
                           0.08%         6659.94                                          1.25%
                           1.68%         6771.83                                          2.80%
                          -0.49%         6738.65           1.26%          -0.65%         -0.65%
                          -1.79%         6618.03                                          0.90%
                           3.40%         6843.04                                          5.85%
                           6.42%         7282.36           8.07%                         10.41%
                           1.17%         7367.57                                         13.71%
                           0.51%         7405.14                                         11.20%
                          -1.29%         7309.61           0.37%                          7.09%
                          -1.23%         7219.71                                          6.88%
                           2.33%         7387.93                                         12.88%
                          -0.14%         7377.58           0.93%                         10.86%
                          -0.03%         7375.37                                         10.74%
                           1.04%         7452.07                                         10.05%
                           2.76%         7657.75           3.80%          13.64%         13.64%
                           2.64%         7859.91                                         18.77%
                          -4.77%         7485.00                                          9.38%
                           0.59%         7529.16          -1.68%                          3.39%
                           5.96%         7977.90                                          8.28%
                          -1.96%         7821.53                                          5.62%
                          -0.35%         7794.15           3.52%                          6.63%
                          -1.64%         7666.33                                          6.19%
                          -0.82%         7603.47                                          2.92%
                           2.22%         7772.26          -0.28%                          5.35%
                           5.49%         8198.96                                         11.17%
                           3.47%         8483.46                                         13.84%
                          -1.50%         8356.21           7.51%           9.12%          9.12%
                           3.86%         8678.76                                         10.42%
                           3.49%         8981.65                                         20.00%
                          -0.59%         8928.66           6.85%                         18.59%
                          -1.38%         8805.44                                         10.37%
                           0.32%         8833.62                                         12.94%
                           0.08%         8840.69          -0.99%                         13.43%
                           5.69%         9343.72                                         21.88%
                          -4.00%         8969.97                                         17.97%
                           1.01%         9060.57           2.49%                         16.58%
                          -1.60%         8915.60                                          8.74%
                           1.42%         9042.20                                          6.59%
                           2.48%         9266.45           2.27%          10.89%         10.89%
                           0.58%         9320.20                                          7.39%
                          -0.99%         9227.93                                          2.74%
                           0.54%         9277.76           0.12%                          3.91%
                          -3.39%         8963.24                                          1.79%
                           0.76%         9031.36                                          2.24%
                           0.36%         9063.87          -2.31%                          2.52%
                          -0.29%         9037.59                                         -3.28%
                           5.92%         9572.61                                          6.72%
                           3.16%         9875.11           8.95%                          8.99%
                          -0.75%         9801.04                                          9.93%
                          -0.93%         9709.90                                          7.38%
                           2.12%         9915.74           0.41%           7.01%          7.01%
                          -1.49%         9768.00                                          4.80%
                           2.58%        10020.01                                          8.58%
                          -1.22%         9897.77          -0.18%                          6.68%
                           1.76%        10071.97                                         12.37%
                          -1.44%         9926.93                                          9.92%
                           1.65%        10090.73           1.95%           1.76%         11.33%


                 Source: Barclay Trading Group, Fairfield, IA


                    THE FOLLOWING CHART UPDATES AND REPLACES THE "IMPROVED PORTFOLIO EFFICIENCY" CHART ON PAGE 102.



                    The following chart was prepared by the General Partner to illustrate the risk/return characteristics of a portfolio consisting of different combinations of domestic stocks, corporate bonds, international equities and/or managed futures, based on the performance of recognized market indices of each asset over the period January 1981--June 30, 1999. The Notes on page 103 are an integral part of the following chart.



                         IMPROVED PORTFOLIO EFFICIENCY
                         JANUARY 1981 THROUGH JUNE 1999
              STOCKS/BONDS/INTERNATIONAL EQUITIES/MANAGED FUTURES

                                                             Standard Deviation              Average Monthly ROR
                                                                  (x-axis)                         (Y-axis)
----------------------------------------------------------------------------------------------------------------
100% Stocks (S&P 500 Index)                                        4.2792%                          1.4195%
100% Bonds (Salomon Corporate Bond Index)                          2.6688%                          0.9743%
100% International Equities (MSCI EAFE Index)                      5.0618%                          1.1818%
100% Managed Futures (Barclay CTA Index)                           5.0453%                          1.1665%
50% Stocks/50% Bonds                                               2.9302%                          1.1969%
50% Stocks/30% Bonds/10% Int'l Eqs./10% Mgd. Futures               2.8863%                          1.2369%

                    THE FOLLOWING INFORMATION IS ADDED TO "POTENTIAL ADVANTAGES" ON PAGES 97-105.


                    The following chart was prepared by the General Partner to illustrate the change in fund assets from the inception of trading of Charter Graham through June 30, 1999 to reflect the Partnership's performance and net additions of capital.

                           MORGAN STANLEY DEAN WITTER
                              CHARTER GRAHAM L.P.
                               FUND ASSET HISTORY


                           Feb-99            $4.4
                           Jun-99           $11.4



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    The following chart was prepared by the General Partner to illustrate the monthly performance, on a net asset value basis, of Charter Graham versus that of the MAR Public Fund Index (the "MAR Index"), from the inception of trading through June 30, 1999. The MAR Index represents the dollar-weighted average performance of public managed futures funds. To qualify for inclusion in the MAR Index, an investment product must appear in MAR's fund performance tables. MAR imposes no minimum size restrictions on the public managed futures funds that it tracks. As of June 30, 1999, there were 95 public managed futures funds included in the calculation of the MAR Index.



                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                           VS. MAR PUBLIC FUND INDEX
              HISTORICAL PERFORMANCE COMPARISON (NET ASSET VALUE)

       Feb-99                           10.00
       Mar-99          -8.00%            9.20
       Apr-99           4.24%            9.59
       May-99          -5.94%            9.02
       Jun-99           6.65%            9.62           4.57%




        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    The following chart was prepared by the General Partner to illustrate the performance, on a rate of return basis, of Charter Graham versus that of the MAR Index, from the inception of trading through June 30, 1999. See the description of the MAR Index preceding the table on page S-41.



                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                           VS. MAR PUBLIC FUND INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)




                             MAR Public Fund Index                               Morgan Stanley Charter Graham
                             --------------------------------------------------------------------------------------------------
                             Total Return      Annualized Return           Total Return                    Annualized Return
-------------------------------------------------------------------------------------------------------------------------------
YTD                          2.42%                                            -3.80%
1 YR.                         N/A                    N/A                        N/A                             N/A
2 YR.                         N/A                    N/A                        N/A                             N/A
3 YR.                         N/A                    N/A                        N/A                             N/A
5 YR.                         N/A                    N/A                        N/A                             N/A
10 YR.                        N/A                    N/A                        N/A                             N/A
ITD                          2.42%                  7.40%                   -3.8000%                         -10.94%
-------------------------------------------------------------------------------------------------------------------------------




        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    The following chart was prepared by the General Partner to illustrate certain period performance and statistical information relating to Charter Graham, from the inception of trading through June 30, 1999.

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                             HISTORICAL PERFORMANCE

===================================================================================================================
                                                                                       12 MO.          24 MO.
                    MONTHLY            NAV/            QRTLY           ANNUAL          HOLDING         HOLDING
     MONTH           RETURN            UNIT            RETURN          RETURN          PERIOD          PERIOD
===================================================================================================================

         Feb-99                             10.00
         Mar-99           -8.00%             9.20           -8.00%
         Apr-99            4.24%             9.59
         May-99           -5.94%             9.02
         Jun-99            6.65%             9.62            4.57%          -3.80%
-------------------------------------------------------------------------------------------------------------------


STATISTICS - CHARTER GRAHAM

COMPOUNDED ANNUAL ROR:                                         N/A

STANDARD DEVIATION
OF MONTHLY RETURNS:                                            N/A






        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    The following chart was prepared by the General Partner to illustrate the change in fund assets from the inception of trading of Charter Millburn through June 30, 1999, to reflect the Partnership's performance and net additions of capital.

                           MORGAN STANLEY DEAN WITTER
                             CHARTER MILLBURN L.P.
                               FUND ASSET HISTORY



                           Feb-99            $4.8
                           Jun-99           $14.8



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    The following chart was prepared by the General Partner to illustrate the monthly performance, on a net asset value basis, of Charter Millburn versus that of the MAR Index, from the inception of trading through June 30, 1999. See the description of the MAR Index preceding the chart on page S-41.



                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                           VS. MAR PUBLIC FUND INDEX
              HISTORICAL PERFORMANCE COMPARISON (NET ASSET VALUE)

       Feb-99                           10.00
       Mar-99          -0.50%            9.95
       Apr-99           5.03%           10.45
       May-99          -3.54%           10.08
       Jun-99           5.16%           10.60           6.00%




        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    The following chart was prepared by the General Partner to illustrate the performance, on a rate of return basis, of Charter Millburn versus that of the MAR Index, from the inception of trading through June 30, 1999. See the description of the MAR Index on page S-41.



                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                           VS. MAR PUBLIC FUND INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                         MAR Public Fund Index                          Morgan Stanley Charter Millburn
                  -------------------------------------------------------------------------------------------------------
                  Total Return           Annualized Return            Total Return                Annualized Return
-------------------------------------------------------------------------------------------------------------------------
YTD                 2.42%                                                6.00%
1 YR.                N/A                       N/A                        N/A                             N/A
2 YR.                N/A                       N/A                        N/A                             N/A
3 YR.                N/A                       N/A                        N/A                             N/A
5 YR.                N/A                       N/A                        N/A                             N/A
10 YR.               N/A                       N/A                        N/A                             N/A
ITD                 2.42%                     7.40%                      6.00%                          19.04%
-------------------------------------------------------------------------------------------------------------------------




        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    The following chart was prepared by the General Partner to illustrate certain period performance and statistical information relating to Charter Millburn, from the inception of trading through June 30, 1999.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                             HISTORICAL PERFORMANCE

===================================================================================================================
                                                                                       12 MO.          24 MO.
                    MONTHLY            NAV/            QRTLY           ANNUAL          HOLDING         HOLDING
     MONTH           RETURN            UNIT            RETURN          RETURN          PERIOD          PERIOD
===================================================================================================================
         Feb-99                             10.00
         Mar-99           -0.50%             9.95           -0.50%
         Apr-99            5.03%            10.45
         May-99           -3.54%            10.08
         Jun-99            5.16%            10.60            6.53%           6.00%
-------------------------------------------------------------------------------------------------------------------


STATISTICS - CHARTER MILLBURN

COMPOUNDED ANNUAL ROR:                                         N/A

STANDARD DEVIATION
OF MONTHLY RETURNS:                                            N/A

-------------------------------------------------------------------------------------------------------------------





        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    The following chart was prepared by the General Partner to illustrate the change in fund assets from the inception of trading of Charter Welton through June 30, 1999, to reflect the Partnership's performance and net additions of capital.


                           MORGAN STANLEY DEAN WITTER
                              CHARTER WELTON L.P.
                               FUND ASSET HISTORY


                             Feb-99            $5.8
                             Jun-99           $14.5





        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    The following chart was prepared by the General Partner to illustrate the monthly performance, on a net asset value basis, of Charter Welton versus that of the MAR Index, from the inception of trading through June 30, 1999. See the description of the MAR Index preceding the chart on page S-41.



                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                           VS. MAR PUBLIC FUND INDEX
              HISTORICAL PERFORMANCE COMPARISION (NET ASSET VALUE)

       Feb-99                           10.00
       Mar-99          -7.70%            9.23
       Apr-99           0.33%            9.26
       May-99          -3.46%            8.94
       Jun-99           3.02%            9.21          -7.90%





        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    The following chart was prepared by the General Partner to illustrate the performance, on a rate of return basis, of Charter Welton versus that of the MAR Index, from the inception of trading through June 30, 1999. See the description of the MAR Index on page S-41.



                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                           VS. MAR PUBLIC FUND INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)


                         MAR Public Fund Index                                   Morgan Stanley Charter Welton
                 ----------------------------------------------------------------------------------------------------------
                 Total Return        Annualized Return                       Total Return           Annualized Return
---------------------------------------------------------------------------------------------------------------------------
YTD                 2.42%                                                       -7.90%
1 YR.                N/A                     N/A                                  N/A                        N/A
2 YR.                N/A                     N/A                                  N/A                        N/A
3 YR.                N/A                     N/A                                  N/A                        N/A
5 YR.                N/A                     N/A                                  N/A                        N/A
10 YR.               N/A                     N/A                                  N/A                        N/A
ITD                 2.42%                   7.40%                               -7.90%                    -21.82%
---------------------------------------------------------------------------------------------------------------------------



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                    The following chart was prepared by the General Partner to illustrate certain period performance and statistical information relating to Charter Welton, from the inception of trading through June 30, 1999.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                             HISTORICAL PERFORMANCE

===================================================================================================================
                                                                                       12 MO.          24 MO.
                    MONTHLY            NAV/            QRTLY           ANNUAL          HOLDING         HOLDING
     MONTH           RETURN            UNIT            RETURN          RETURN          PERIOD          PERIOD
===================================================================================================================

         Feb-99                             10.00
         Mar-99           -7.70%             9.23           -7.70%
         Apr-99            0.33%             9.26
         May-99           -3.46%             8.94
         Jun-99            3.02%             9.21           -0.22%          -7.90%
-------------------------------------------------------------------------------------------------------------------


STATISTICS - CHARTER WELTON

COMPOUNDED ANNUAL ROR:                                         N/A

STANDARD DEVIATION
OF MONTHLY RETURNS:                                            N/A

-------------------------------------------------------------------------------------------------------------------



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    EXPERTS

                    THE FOLLOWING INFORMATION REPLACES THE INFORMATION UNDER "EXPERTS" ON PAGE 106.

                    The statements of financial condition of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P., as of January 31, 1999, and the statements of financial condition of Demeter Management Corporation as of November 30, 1998 and 1997 included in this Supplement to the Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP also acts as independent auditors for MSDW.

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
          Morgan Stanley Dean Witter Charter Graham L.P.
          Morgan Stanley Dean Witter Charter Millburn L.P.
          Morgan Stanley Dean Witter Charter Welton L.P.:

We have audited the accompanying statements of financial condition of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P. (collectively, the "Partnerships") as of January 31, 1999. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Morgan Stanley Dean Witter Charter Graham L.P., Morgan Stanley Dean Witter Charter Millburn L.P., and Morgan Stanley Dean Witter Charter Welton L.P., as of January 31, 1999 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

July 13, 1999

New York, New York

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                    MARCH 31,         JANUARY 31,
                                                                      1999              1999
                                                                    ---------         -----------
                                                                        $                $

                                                                    (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
          Cash..................................................    4,090,503               20
          Net unrealized loss on open contracts.................      (59,408)           --
                                                                    ---------            -----
                    Total Trading Equity........................    4,031,095               20
Subscriptions receivable........................................    2,077,085            --
Interest receivable (DWR and Carr)..............................       14,907            --
                                                                    ---------            -----
                    Total Assets................................    6,123,087               20
                                                                    ---------            -----
                                                                    ---------            -----
LIABILITIES AND PARTNERS' CAPITAL
Liabilities
          Accrued brokerage fees (DWR)..........................       25,452            --
          Accrued management fee................................        7,272            --
                                                                    ---------            -----
                    Total Liabilities...........................       32,724            --
                                                                    ---------            -----
Partners' Capital
          Limited Partners (653,909.889 and 1 Unit(s),
        respectively)...........................................    6,015,173               10
          General Partner (8,173.913 and 1 Unit(s),
        respectively)...........................................       75,190               10
                                                                    ---------            -----
          Total Partners' Capital...............................    6,090,363               20
                                                                    ---------            -----
Total Liabilities and Partners' Capital.........................    6,123,087               20
                                                                    ---------            -----
                                                                    ---------            -----
NET ASSET VALUE PER UNIT........................................         9.20            10.00
                                                                    ---------            -----
                                                                    ---------            -----

   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                    MARCH 31,         JANUARY 31,
                                                                      1999              1999
                                                                    ---------         -----------

                                                                        $                $


                                                                    (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
          Cash..................................................    4,797,221               20
          Net unrealized gain on open contracts.................       31,915            --
                                                                    ---------            -----
                    Total Trading Equity........................    4,829,136               20
Subscriptions receivable........................................    2,846,001            --
Interest receivable (DWR and Carr)..............................       16,876            --
                                                                    ---------            -----
                    Total Assets................................    7,692,013               20
                                                                    ---------            -----
                                                                    ---------            -----
LIABILITIES AND PARTNERS' CAPITAL
Liabilities
          Accrued brokerage fees (DWR)..........................       28,204            --
          Accrued management fee................................        8,058            --
                                                                    ---------            -----
                    Total Liabilities...........................       36,262            --
                                                                    ---------            -----
Partners' Capital
          Limited Partners (761,005.937 and 1 Unit(s),
        respectively)...........................................    7,571,062               10
          General Partner (8,512.563 and 1 Unit(s),
        respectively)...........................................       84,689               10
                                                                    ---------            -----
          Total Partners' Capital...............................    7,655,751               20
                                                                    ---------            -----
Total Liabilities and Partners' Capital.........................    7,692,013               20
                                                                    ---------            -----
                                                                    ---------            -----
NET ASSET VALUE PER UNIT........................................         9.95            10.00
                                                                    ---------            -----
                                                                    ---------            -----

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                    MARCH 31,         JANUARY 31,
                                                                      1999              1999
                                                                    ---------         -----------

                                                                        $                $


                                                                    (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
          Cash..................................................    5,376,618               20
          Net unrealized gain on open contracts.................       32,030            --
                                                                    ---------            -----
                    Total Trading Equity........................    5,408,648               20
Subscriptions receivable........................................    2,753,022            --
Interest receivable (DWR and Carr)..............................       20,478            --
Net option premiums.............................................      (33,020)           --
                                                                    ---------            -----
                    Total Assets................................    8,149,128               20
                                                                    ---------            -----
                                                                    ---------            -----
LIABILITIES AND PARTNERS' CAPITAL
Liabilities
          Accrued brokerage fees (DWR)..........................       33,842            --
          Accrued management fee................................        9,669            --
                                                                    ---------            -----
                    Total Liabilities...........................       43,511            --
                                                                    ---------            -----
Partners' Capital
          Limited Partners (869,247.093 and 1 Unit(s),
        respectively)...........................................    8,021,029               10
          General Partner (9,166.847 and 1 Unit(s),
        respectively)...........................................       84,588               10
                                                                    ---------            -----
          Total Partners' Capital...............................    8,105,617               20
                                                                    ---------            -----
Total Liabilities and Partners' Capital.........................    8,149,128               20
                                                                    ---------            -----
                                                                    ---------            -----
NET ASSET VALUE PER UNIT........................................         9.23            10.00
                                                                    ---------            -----
                                                                    ---------            -----

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                            STATEMENT OF OPERATIONS
                                  (Unaudited)

                                                                            FOR THE PERIOD
                                                                                FROM
                                                                            MARCH 1, 1999
                                                                            (COMMENCEMENT OF
                                                                            OPERATIONS) TO
                                                                            MARCH 31, 1999
                                                                            -----------------

                                                                                  $
REVENUES
          Trading loss:
                    Realized............................................         (272,633)
                    Net change in unrealized............................          (59,408)
                                                                                ---------
                              Total Trading Results.....................         (332,041)
          Interest income (DWR and Carr)................................           14,907
                                                                                ---------
                              Total.....................................         (317,134)
                                                                                ---------
EXPENSES
          Brokerage fees (DWR)..........................................           25,452
          Management fee................................................            7,272
                                                                                ---------
                              Total Expenses............................           32,724
                                                                                ---------
NET LOSS................................................................         (349,858)
                                                                                ---------
                                                                                ---------
NET LOSS ALLOCATION
          Limited Partners..............................................         (345,048)
          General Partner...............................................           (4,810)
NET LOSS PER UNIT
          Limited Partners..............................................             (.80)
          General Partner...............................................             (.80)

   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                            STATEMENT OF OPERATIONS
                                  (Unaudited)

                                                                            FOR THE PERIOD
                                                                                FROM
                                                                            MARCH 1, 1999
                                                                            (COMMENCEMENT OF
                                                                            OPERATIONS) TO
                                                                            MARCH 31, 1999
                                                                            -----------------

                                                                                  $
REVENUES
          Trading profit (loss):
                    Realized............................................          (37,662)
                    Net change in unrealized............................           31,915
                                                                                ---------
                              Total Trading Results.....................           (5,747)
          Interest income (DWR and Carr)................................           16,876
                                                                                ---------
                              Total.....................................           11,129
                                                                                ---------
EXPENSES
          Brokerage fees (DWR)..........................................           28,204
          Management fee................................................            8,058
                                                                                ---------
                              Total Expenses............................           36,262
                                                                                ---------
NET LOSS................................................................          (25,133)
                                                                                ---------
                                                                                ---------
NET LOSS ALLOCATION
          Limited Partners..............................................          (24,822)
          General Partner...............................................             (311)
NET LOSS PER UNIT
          Limited Partners..............................................             (.05)
          General Partner...............................................             (.05)

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                            STATEMENT OF OPERATIONS
                                  (Unaudited)

                                                                            FOR THE PERIOD
                                                                                FROM
                                                                            MARCH 1, 1999
                                                                            (COMMENCEMENT OF
                                                                            OPERATIONS) TO
                                                                            MARCH 31, 1999
                                                                            -----------------

                                                                                  $
REVENUES
          Trading profit (loss):
                    Realized............................................         (457,852)
                    Net change in unrealized............................           32,030
                                                                                ---------
                              Total Trading Results.....................         (425,822)
          Interest income (DWR and Carr)................................           20,478
                                                                                ---------
                              Total.....................................         (405,344)
                                                                                ---------
EXPENSES
          Brokerage fees (DWR)..........................................           33,842
          Management fee................................................            9,669
                                                                                ---------
                              Total Expenses............................           43,511
                                                                                ---------
NET LOSS................................................................         (448,855)
                                                                                ---------
                                                                                ---------
NET LOSS ALLOCATION
          Limited Partners..............................................         (443,443)
          General Partner...............................................           (5,412)
NET LOSS PER UNIT
          Limited Partners..............................................             (.77)
          General Partner...............................................             (.77)

   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                       For the Period from March 1, 1999
                          (commencement of operations)
                               to March 31, 1999
                                  (Unaudited)

                                         UNITS OF
                                        PARTNERSHIP       LIMITED        GENERAL
                                         INTEREST         PARTNERS       PARTNER        TOTAL
                                        -----------      ----------      -------      ----------
MORGAN STANLEY DEAN WITTER
          CHARTER GRAHAM L.P.
Partners' Capital,
          Initial Offering...........   436,313.664      $4,303,136      $60,000      $4,363,136
Offering of Units....................   225,770.138       2,057,085       20,000       2,077,085
Net Loss.............................       --             (345,048)      (4,810)       (349,858)
                                        -----------      ----------      -------      ----------
Partners' Capital
          March 31, 1999.............   662,083.802      $6,015,173      $75,190      $6,090,363
                                        -----------      ----------      -------      ----------
                                        -----------      ----------      -------      ----------

MORGAN STANLEY DEAN WITTER
          CHARTER MILLBURN L.P.
Partners' Capital,
          Initial Offering...........   483,488.295      $4,774,883      $60,000      $4,834,883
Offering of Units....................   286,030.205       2,821,001       25,000       2,846,001
Net Loss.............................       --              (24,822)        (311)        (25,133)
                                        -----------      ----------      -------      ----------
Partners' Capital
          March 31, 1999.............   769,518.500      $7,571,062      $84,689      $7,655,751
                                        -----------      ----------      -------      ----------
                                        -----------      ----------      -------      ----------

   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
             STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (CONCLUDED)
                       For the Period from March 1, 1999
                          (commencement of operations)
                               to March 31, 1999
                                  (Unaudited)

                                         UNITS OF
                                        PARTNERSHIP       LIMITED        GENERAL
                                         INTEREST         PARTNERS       PARTNER        TOTAL
                                        -----------      ----------      -------      ----------
MORGAN STANLEY DEAN WITTER
          CHARTER WELTON L.P.
Partners' Capital,
          Initial Offering...........   580,145.052      $5,731,450      $70,000      $5,801,450
Offering of Units....................   298,268.888       2,733,022       20,000       2,753,022
Net Loss.............................       --             (443,443)      (5,412)       (448,855)
                                        -----------      ----------      -------      ----------
Partners' Capital
          March 31, 1999.............   878,413.940      $8,021,029      $84,588      $8,105,617
                                        -----------      ----------      -------      ----------
                                        -----------      ----------      -------      ----------

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                            STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                                            FOR THE PERIOD
                                                                                 FROM
                                                                            MARCH 1, 1999
                                                                            (COMMENCEMENT OF
                                                                            OPERATIONS) TO
                                                                            MARCH 31, 1999
                                                                            -----------------

                                                                                  $
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss................................................................          (349,858)
Noncash item included in net loss:
                    Net change in unrealized............................            59,408
Increase in operating assets:
                    Interest receivable (DWR and Carr)..................           (14,907)
Increase in operating liabilities:
                    Accrued brokerage fees (DWR)........................            25,452
                    Accrued management fee..............................             7,272
                                                                               -----------
Net cash used for operating activities..................................          (272,633)
                                                                               -----------
CASH FLOWS FROM FINANCING ACTIVITIES
          Initial offering..............................................         4,363,136
          Offering of units.............................................         2,077,085
          Increase in subscriptions receivable..........................        (2,077,085)
                                                                               -----------
Net cash provided by financing activities...............................         4,363,136
                                                                               -----------
Net increase in cash....................................................         4,090,503
Balance at beginning of period..........................................          --
                                                                               -----------
Balance at end of period................................................         4,090,503
                                                                               -----------
                                                                               -----------

   The accompanying notes are an integral part of these financial statements.

                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                            STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                                            FOR THE PERIOD
                                                                                 FROM
                                                                            MARCH 1, 1999
                                                                            (COMMENCEMENT OF
                                                                            OPERATIONS) TO
                                                                            MARCH 31, 1999
                                                                            -----------------

                                                                                  $
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss................................................................           (25,133)
Noncash item included in net loss:
                    Net change in unrealized............................           (31,915)
Increase in operating assets:
                    Interest receivable (DWR and Carr)..................           (16,876)
Increase in operating liabilities:
                    Accrued brokerage fee (DWR).........................            28,204
                    Accrued management fee..............................             8,058
                                                                               -----------
Net cash used for operating activities..................................           (37,662)
                                                                               -----------
CASH FLOWS FROM FINANCING ACTIVITIES
          Initial offering..............................................         4,834,883
          Offering of units.............................................         2,846,001
          Increase in subscriptions receivable..........................        (2,846,001)
                                                                               -----------
Net cash provided by financing activities...............................         4,834,883
                                                                               -----------
Net increase in cash....................................................         4,797,221
Balance at beginning of period..........................................          --
                                                                               -----------
Balance at end of period................................................         4,797,221
                                                                               -----------
                                                                               -----------

   The accompanying notes are an integral part of these financial statements.

                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
                            STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                                            FOR THE PERIOD
                                                                                 FROM
                                                                            MARCH 1, 1999
                                                                            (COMMENCEMENT OF
                                                                            OPERATIONS) TO
                                                                            MARCH 31, 1999
                                                                            -----------------

                                                                                  $
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss................................................................          (448,855)
Noncash item included in net loss:
                    Net change in unrealized............................           (32,030)
(Increase) decrease in operating assets:
                    Interest receivable (DWR and Carr)..................           (20,478)
                    Net option premiums.................................            33,020
Increase in operating liabilities:
                    Accrued brokerage fee (DWR).........................            33,842
                    Accrued management fee..............................             9,669
                                                                               -----------
Net cash used for operating activities..................................          (424,832)
                                                                               -----------
CASH FLOWS FROM FINANCING ACTIVITIES
          Initial offering..............................................         5,801,450
          Offering of units.............................................         2,753,022
          Increase in subscriptions receivable..........................        (2,753,022)
                                                                               -----------
Net cash provided by financing activities...............................         5,801,450
                                                                               -----------
Net increase in cash....................................................         5,376,618
Balance at beginning of period..........................................          --
                                                                               -----------
Balance at end of period................................................         5,376,618
                                                                               -----------
                                                                               -----------

   The accompanying notes are an integral part of these financial statements.

                   MORGAN STANLEY DEAN WITTER CHARTER SERIES
                         NOTES TO FINANCIAL STATEMENTS
   (THE INFORMATION RELATING TO THE PERIOD MARCH 1, 1999 TO MARCH 31, 1999 IS
                                   UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                    ORGANIZATION -- Morgan Stanley Dean Witter Charter Graham L.P., ("Charter Graham") Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton") (individually a "Partnership" or collectively, the "Partnerships") are limited partnerships organized under the Delaware Revised Uniform Limited Partnership Act on July 15, 1998 to engage in the speculative trading of futures and forward contracts, options on futures contracts and or physical commodities and other commodities interests, including foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests"). The initial capital contributed is the capital contribution of $10 to each Partnership by Demeter Management Corporation, the general partner of the Partnerships (the "General Partner"), and $10 to each Partnership by Mark J. Hawley, Chairman of the Board of the General Partner and Executive Vice President of Dean Witter Reynolds Inc. ("DWR"), an affiliate of the General Partner, as initial Limited Partner to each Partnership, to permit the filing of Certificates of Limited Partnership under the Delaware Revised Uniform Limited Partnership Act for each Partnership.

                    Units in each Partnership will be sold at Monthly Closings at a price equal to 100% of the Net Asset Value per Unit (as described in the Partnerships' Prospectus). If it appears that subscriptions will be received in excess of the Units available for sale, the General Partner may register additional Units for sale.

                    The Partnerships' cash is on deposit with DWR, an affiliate of the General Partner, in a futures interest trading account. At each Monthly Closing (as described in the Prospectus), the General Partner will contribute, in $1,000 increments to each Partnership, the additional amount in cash that is necessary for it at all times to own, for its account. Units of General Partnership Interest at least equal to the greater of $25,000 or 1% of aggregate capital contributions. The General Partner and each Limited Partner will share in the profits and losses of the Partnerships in proportion to the amount of Partnership interest owned by each.

                    The general partner is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is DWR and an unaffiliated clearing commodity broker, Carr Futures Inc. ("Carr"), provides clearing and execution services. Demeter and DWR are wholly-owned subsidiaries of Morgan Stanley Dean Witter & Co.

                    Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by the General Partner and the Limited Partners based upon their proportional ownership interests.

                    USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    REVENUE RECOGNITION -- Futures interests are open commitments until settlement date. They are valued at market and the resulting unrealized gains and losses are reflected in income. Monthly, DWR credits each Partnership with interest income on 100% of its average daily funds held in its individual account at DWR at a rate equal to that earned by DWR on its U.S. Treasury bill investments issued during such month. In addition, DWR in turn credits the Partnership with 100% of the interest income received from Carr. Carr also credits DWR with the interest income earned in respect to the Partnership's Net Assets maintained in trading accounts at Carr.

                    For purposes of such interest payments, Net Assets do not include monies due to the Partnership on forward contracts and other futures interests, but not actually received.

                    NET INCOME (LOSS) PER UNIT -- Net income (loss) per Unit is computed using the weighted average number of units outstanding during the period.

                    EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS -- the Partnerships' asset "Equity in futures interests trading accounts" consists of cash on deposit at DWR and Carr to be used as margin for trading and the net asset or liability related to unrealized gains or losses on open contracts.

                    BROKERAGE AND RELATED TRANSACTION FEES AND COSTS -- Each Partnership pays a flat-rate monthly brokerage fee of 1/12 of 7% of the Partnership's Net Assets as of the first day of each month (a 7% annual rate). Such fee covers all brokerage commissions, transaction fees and costs and ordinary administrative and offering expenses.

                    OPERATING EXPENSES -- Each Partnership incurs monthly management fees and may incur incentive fees (See Note 4). Demeter bears all other operating expenses.

                    INCOME TAXES -- No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

                    DISTRIBUTIONS -- Distributions, other than on redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

                    CONTINUING OFFERING -- Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit at monthly closings held as of the last day of each month.

                    REDEMPTIONS -- Limited Partners may redeem some or all of their Units as of the last day of the sixth month following the closing at which a person first becomes a Limited Partner. Redemptions may only be made in whole Units, with a minimum of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in a Partnership. Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge.

                    EXCHANGES -- On the last day of the first month which occurs more than six months after a person first becomes a Limited Partner in a Partnership, and the end of each month thereafter, Limited Partners may transfer their investment among the Morgan Stanley Dean Witter Charter Series (subject to certain restrictions outlined in the Limited Partnership Agreement) without paying additional charges.

                    DISSOLUTION OF THE PARTNERSHIP -- Each Partnership will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

2. ORGANIZATION AND OFFERING EXPENSES

                    The Partnerships are not liable for any organizational and offering expenses in connection with the issuance and distribution of the Units. DWR has agreed to pay the organizational expenses of the Partnerships and the expenses of offering the Units to the public.

                    The proceeds from the subscription of Units will be held in escrow and invested in an interest-bearing money market account. The pro-rata share of interest earned on accepted or rejected subscription funds while such funds are held in escrow will be credited to subscribers' customer accounts with DWR.

3. RELATED PARTY TRANSACTIONS

                    Each Partnership pays a brokerage fee to DWR for trades executed on its behalf as described in Note 1. Each Partnership's cash is on deposit with DWR and Carr in future interests trading accounts to meet margin requirements as needed. DWR pays interest on these funds as described in Note 1.

4. TRADING ADVISORS

                    Demeter, on behalf of each Partnership, retains a commodity trading advisor to make all trading decisions for the Partnerships. The trading advisor for each Partnership is as follows:

                    Morgan Stanley Dean Witter Charter Graham L.P.
                              Graham Capital Management L.P.

                    Morgan Stanley Dean Witter Charter Millburn L.P.
                              Millburn Ridgefield Corporation

                    Morgan Stanley Dean Witter Charter Welton L.P.
                              Welton Investment Corporation

                    Compensation to the trading advisors by the Partnerships consist of management fees and incentive fees as follows:

                    MANAGEMENT FEE -- Each Partnership pays its Trading Advisor a flat-rate monthly fee of 1/12 of 2% of the Net Assets managed by the Trading Advisor on the first day of each month (a 2% annual rate).

                    INCENTIVE FEE -- Each Partnership pays its Trading Advisor a monthly incentive fee equal to 20% of "Trading Profits" as defined in each Partnership's Prospectus as of the end of each calendar month. If the Trading Advisor has experienced losses with respect to Net Assets at the end of any calendar month, the Trading Advisor must earn back such losses before the Trading Advisor is eligible for an incentive fee.

5. FINANCIAL INSTRUMENTS

                    The Partnerships trade futures and forward contracts, options on futures contracts and or physical commodities and other commodities interests, including foreign currencies, financial instruments, metals, energy and agricultural products. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

                    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities " effective for fiscal years beginning after June 15, 1999. Each Partnership has elected to adopt the provisions of SFAS No. 133 beginning with the quarter ended March 31, 1999. SFAS No. 133 supersedes SFAS No. 119 and No. 105, which required the disclosure of average aggregate fair values and contract/notional values, respectively, of derivative financial instruments for an entity which carries its assets at fair value. The application of SFAS No. 133 does not have a significant effect on the Partnerships' financial statements.

                    The net unrealized gain/loss on open contracts is reported as a component of "Equity in futures interests trading accounts" on the Statement of Financial Condition and totaled at March 31, 1999, $(59,408) for Charter Graham, $31,915 Charter Millburn and $32,030 for Charter Welton.

                    For Charter Graham, of the $(59,408) net unrealized loss on open contracts at March 31, 1999, $(43,995) related to exchange-traded futures contracts and $(15,413) related to off-exchange-traded forward currency contracts.

                    For Charter Millburn, of the $31,915 net unrealized gain on open contracts at March 31, 1999, $81,130 related to exchange-traded futures contracts and $(49,215) related to off-exchange-traded forward currency contracts.

                    For Charter Welton, the entire $32,030 net unrealized gain on open contracts at March 31, 1999 related to exchange-traded futures contracts.

                    Exchange-traded futures contracts and off-exchange-traded forward currency contracts held by the Partnerships at March 31, 1999 mature as follows:

CHARTER GRAHAM
          Exchange-Traded Contracts                      June 2000
          Off-Exchange-Traded Forward Currency
        Contracts                                        June 1999
CHARTER MILLBURN
          Exchange-Traded Contracts                      November 1999
          Off-Exchange-Traded Forward Currency
        Contracts                                        June 1999
CHARTER WELTON
          Exchange-Traded Contracts                      August 1999
          Off-Exchange-Traded Forward Currency
        Contracts                                        --

The Partnerships are subject to the credit risk associated with counterparty non-performance. The credit risk associated with the instruments in which the Partnerships are involved is limited to the amounts reflected in the Partnerships' Statements of Financial Condition. DWR and Carr act as the futures commission merchants or the counterparties with respect to most of the Partnerships' assets. Exchange-traded futures and futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Each of DWR and Carr, as a futures commission merchant for all of the Partnerships' exchange-traded futures and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gain/loss on all open futures and futures-styled options contracts, which funds, in the aggregate, totaled at March 31, 1999 $4,046,508 for Charter Graham, $4,878,351 for Charter Millburn and $5,408,648 for Charter Welton.

                    With respect to the Partnerships' off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized loss on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of Carr, the sole counterparty on all of such contracts, to perform. Carr's parent, Credit Agricole Indosuez, has guaranteed to the Partnerships payment of the net liquidating value of the transactions in the Partnerships' accounts with Carr (including foreign currency contracts).

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
          Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co.) (the "Company") as of November 30, 1998 and 1997. These statements of financial condition are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 1998 and 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

January 11, 1999
New York, New York

                         DEMETER MANAGEMENT CORPORATION
     (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO. ("MSDW"))

                       STATEMENTS OF FINANCIAL CONDITION

                                                                         NOVEMBER 30,
                                                  MAY 31,        -----------------------------
ASSETS                                              1999             1998             1997
                                                ------------     ------------     ------------


                                                (UNAUDITED)
                                                     $                $                $
Investments in affiliated partnerships (Note
        2)                                        17,832,128       16,959,248       22,016,069
Income taxes receivable                              551,925          708,505          429,885
Receivable from affiliated partnership                20,714           25,716              968
                                                ------------     ------------     ------------
Total Assets                                      18,404,767       17,693,469       22,446,922
                                                ------------     ------------     ------------
                                                ------------     ------------     ------------
LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:

Payable to MSDW (Note 3)                          12,365,383       11,648,971       17,995,100
Accrued expenses                                      43,798           62,198           34,072
                                                ------------     ------------     ------------
Total Liabilities                                 12,409,181       11,711,169       18,029,172
                                                ------------     ------------     ------------

STOCKHOLDER'S EQUITY:

Common stock, no par value:
Authorized 1,000 shares; Issued and
        outstanding 100 shares at stated value
        of $500 per share                             50,000           50,000           50,000
Additional paid-in capital                       111,170,000      111,170,000      111,170,000
Retained earnings                                  5,845,586        5,832,300        4,267,750
                                                ------------     ------------     ------------
                                                 117,065,586      117,052,300      115,487,750
Less: Notes receivable from MSDW (Note 4)       (111,070,000)    (111,070,000)    (111,070,000)
                                                ------------     ------------     ------------

Total Stockholder's Equity                         5,995,586        5,982,300        4,417,750
                                                ------------     ------------     ------------

Total Liabilities and Stockholder's Equity        18,404,767       17,693,469       22,446,922
                                                ------------     ------------     ------------
                                                ------------     ------------     ------------

    The accompanying notes are an integral part of this financial statement.

                         DEMETER MANAGEMENT CORPORATION
         (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY DEAN WITTER & CO.)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                (THE INFORMATION RELATED TO 1999 IS UNAUDITED.)

1.     BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW").

On May 31, 1997, Morgan Stanley Group Inc. ("Morgan Stanley") was merged with and into Dean Witter, Discover & Co. ("DWD"). At that time, DWD changed its corporate name to Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"). Effective February 19, 1998, MSDWD changed its corporate name to Morgan Stanley Dean Witter & Co. Prior to the merger, DWD's fiscal year ended on December 31. Subsequent to the merger, MSDW and Demeter adopted a fiscal year end of November 30.

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P. (formerly, Dean Witter Principal Guaranteed Fund L.P.), Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P. (formerly, Dean Witter Principal Secured Futures Fund L.P.) ("DWPSF"), Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Dean Witter Institutional Account II L.P. ("DWIA II"), DWFCM International Access Fund L.P., Dean Witter Anchor Institutional Balanced Portfolio Account L.P. ("Anchor"), Morgan Stanley Dean Witter Spectrum Global Balanced L.P. (formerly, Dean Witter Spectrum Balanced L.P.), Morgan Stanley Dean Witter Spectrum Strategic L.P., Morgan Stanley Dean Witter Spectrum Technical L.P., Morgan Stanley Dean Witter Spectrum Select L.P. (formerly, Dean Witter Select Futures Fund L.P.), Morgan Stanley Dean Witter/Chesapeake L.P., DWR Institutional Balanced Portfolio Account III L.P., ("DWIBP III"), Morgan Stanley Dean Witter/JWH Futures Fund L.P., Morgan Stanley Tangible Asset Fund L.P. ("MSTAF"), DWR/Market Street Futures Fund L.P. ("MKTST"), Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn"), and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton").

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

Demeter reopened DWPSF for additional investment and on May 12, 1997, DWPSF registered with the SEC 50,000 units which were offered to investors for a limited time in a public offering.

On July 31, 1997, Demeter entered into a limited partnership agreement as general partner in MSTAF. On November 4, 1997, MSTAF registered with the SEC 5,000,000 units and began trading on January 2, 1998. Units were made available to investors in a public offering that ended March 12, 1998 ("Offering Period"). Subsequently, MSTAF, Demeter, the trading advisor and Dean Witter Reynolds agreed to extend the Offering Period until no later than October 16, 1998 ("Extended Offering Period"), and offered to the public unsold units remaining at the end of the Offering Period.

On September 18, 1997, Demeter ceased trading activities in Anchor and subsequently distributed its net assets.

In January of 1998, Demeter entered into a limited partnership agreement as general partner in MKTST, which offers units to investors in a continuing private offering. MKTST began trading on October 1, 1998.

On April 20, 1998, Dean Witter Spectrum Balanced L.P. changed its name to Dean Witter Spectrum Global Balanced L.P.

On April 20, 1998, Dean Witter Select Futures Fund L.P. changed its name to Dean Witter Spectrum Select L.P. ("DWSF"). Effective May 1, 1998 DWSF became part of the Spectrum family of funds and consequently revised its fee structure, instituted an exchange provision with other funds in the Spectrum family and is offered to investors in a continuing public offering.

On April 30, 1998, Demeter ceased trading activities in DWIA II and subsequently distributed its net assets.

On May 11, 1998, Demeter registered with the SEC 5,000,000 additional units of Dean Witter Spectrum Technical L.P. and 1,500,000 units of DWSF, both of which are being offered to investors in a continuing public offering with previously registered units of Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Global Balanced L.P.

On July 15, 1998, Demeter entered into a limited partnership agreement as general partner in the Morgan Stanley Dean Witter Charter Series. The three partnerships that comprise the Charter Series are Morgan Stanley Dean Witter Charter Graham L.P. ("Charter Graham"), Morgan Stanley Dean Witter Charter Millburn L.P. ("Charter Millburn") and Morgan Stanley Dean Witter Charter Welton L.P. ("Charter Welton"). On July 29, 1998, the Charter Series individually registered with the SEC 3,000,000 units of Charter Graham, 3,000,000 units of Charter Millburn and 3,000,000 units of Charter Welton to be offered to investors for a limited time in a public offering.

On September 30, 1998, Demeter ceased trading activities in DWIBP III, and subsequently distributed its net assets.

On February 3, 1999 DWR Chesapeake L.P. changed its name to Morgan Stanley Dean Witter/ Chesapeake L.P. and DWR/JWH Futures Fund L.P. changed its name to Morgan Stanley Dean Witter/JWH Futures Fund L.P.

On April 6, 1999, Dean Witter Spectrum Global Balanced L.P. changed its name to Morgan Stanley Dean Witter Spectrum Global Balanced L.P., Dean Witter Spectrum Select L.P. changed its name to Morgan Stanley Dean Witter Spectrum Select L.P, Dean Witter Spectrum Strategic L.P. changed its name to Morgan Stanley Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Technical L.P. changed its name to Morgan Stanley Dean Witter Spectrum Technical L.P.

INCOME TAXES--The results of operations of Demeter are included in the consolidated federal income tax return of MSDW, computed on a separate company basis and due to MSDW.

USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.     INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.

The total assets, liabilities and partners' capital of all the funds managed by Demeter at May 31, 1999, and November 30, 1998 and 1997 were as follows:

                                          MAY 31, 1999
                                          (UNAUDITED)               1998                1997
                                        -----------------      --------------      --------------
                                               $                     $                   $

Total assets.........................      1,365,256,517        1,316,093,947       1,195,307,516
Total liabilities....................         22,081,290           21,644,069          19,346,113
Total partners' capital..............      1,343,175,227        1,294,449,878       1,175,961,403

Demeter's investments in such limited partnerships are carried at market value with changes in such market value reflected currently in operations.

3.     PAYABLE TO MSDW

The payable to MSDW is primarily for amounts due for the purchase of partnership investments, income tax payments made by MSDW on behalf of Demeter and the cumulative results of operations.

4.     NET WORTH REQUIREMENT

At May 31, 1999, November 30, 1998 and 1997, Demeter held non-interest bearing notes from MSDW that were payable on demand. These notes were received in connection with additional capital contributions aggregating $111,070,000.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from MSDW are included in net worth for purposes of this calculation.

5.     LEGAL MATTERS

On September 6, 10, and 20, 1996, and on March 13, 1997, similar purported class actions were filed in the Superior Court of the State of California, County of Los Angeles, on behalf of all purchasers of interests in limited partnership commodity pools sold by DWR, an affiliate of Demeter. Named defendants include DWR, Demeter, Dean Witter Futures and Currency Management Inc., MSDW (all such parties referred to hereafter as the "Dean Witter Parties"), certain other limited partnership commodity pools of which Demeter is the general partner, and certain trading advisors to those pools. On June 16, 1997, the plaintiffs in the above actions filed a consolidated amended complaint, alleging, among other things, that the defendants committed fraud, deceit, negligent misrepresentation, various violations of the California Corporations Code, intentional and negligent breach of fiduciary duty, fraudulent and unfair business practices, unjust enrichment, and conversion in the sale and operation of the various limited partnership commodity pools. Similar purported class actions were also filed on September 18 and 20, 1996 in the Supreme Court of the State of New York, New York County, and on November 14, 1996 in the Superior Court of the State of Delaware, New Castle County, against the Dean Witter Parties and certain trading advisors on behalf of all purchasers of interests in various limited partnership commodity pools sold by DWR. A consolidated and amended complaint in the action pending in the Supreme Court of the State of New York was filed on August 13, 1997, alleging that the defendants committed fraud, breach of fiduciary duty, and negligent misrepresentation in the sale and operation of the various limited partnership commodity pools.

On December 16, 1997, upon motion of the plaintiffs, the action pending in the Superior Court of the State of Delaware was voluntarily dismissed without prejudice. The New York Supreme Court dismissed the New York action in November 1998, but granted plaintiffs leave to file an amended complaint, which they did in early December 1998. The defendants have filed a motion to dismiss the amended complaint with prejudice on February 1, 1999. On April 12, 1999 the defendants also filed a motion in the California action to oppose certification by the court of the class in the California litigation. The complaints seek unspecified amounts of compensatory and punitive damages and other relief. It is possible that additional similar actions may be filed and that, in the course of these actions, other parties could be added as defendants. The Dean Witter Parties believe that they have strong defenses to, and they will vigorously contest, the actions. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of management of the Dean Witter Parties that the resolution of the actions will not have a material adverse effect on the financial condition or the results of operations of any of the Dean Witter Parties.

                 MORGAN STANLEY DEAN WITTER CHARTER GRAHAM L.P.
                MORGAN STANLEY DEAN WITTER CHARTER MILLBURN L.P.
                 MORGAN STANLEY DEAN WITTER CHARTER WELTON L.P.
              SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 6, 1998

                    The Prospectus dated November 6, 1998 is supplemented by a Supplement dated August 13, 1999. The Supplement is an integral part of, and must be read together with, the Prospectus.

August 13, 1999